Exhibit 10.1

CONFIDENTIAL TREATMENT REQUESTED

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND
IS IDENTIFIED BY THREE ASTERISKS, AS FOLLOWS “* * *”, AN UNREDACTED VERSION OF THIS
DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

AMENDED AND RESTATED
SERVICING AGREEMENT

between

FRANKLIN MORTGAGE ASSET TRUST 2009-A
as the Owner

and

FRANKLIN CREDIT MANAGEMENT CORPORATION
as the Servicer

Dated as of August 1, 2010

           This AMENDED AND RESTATED SERVICING AGREEMENT (“Agreement”) is made as of August 1, 2010, by and between FRANKLIN MORTGAGE ASSET TRUST 2009-A (the “Owner”) and FRANKLIN CREDIT MANAGEMENT CORPORATION (the “Servicer”).

RECITALS:

WHEREAS, Owner and Servicer have been parties to that certain Servicing Agreement dated as March 31, 2009, pursuant to which certain Assets (as defined below) have been serviced by Servicer on behalf of Owner (the “Prior Servicing Agreement”); and

WHEREAS, the Prior Servicing Agreement has been amended and restated hereby such that certain of those Assets (and certain other Assets as may be mutually agreed upon by Owner and Servicer from time to time) shall be serviced by Servicer on behalf of Owner pursuant to the terms of this Agreement; and

WHEREAS, Owner desires that Servicer perform the applicable servicing functions for Owner, and Servicer desires to perform such servicing functions, with respect to the Assets made subject to this Agreement by the mutual agreement of Owner and Servicer from time to time; and

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1       Certain Defined Terms.

For purposes of this Agreement, each of the following terms shall have the meaning specified with respect thereto.

“Administration Agreement” shall mean the Administration Agreement, dated as of March 31, 2009, between the Administrator and the Owner.

“Administrator” shall mean The Huntington National Bank (in its capacity as “Administrative Agent” or “Administrator” under any other agreement involving Servicer or any affiliate of Servicer.

“Affiliate” shall mean with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Persons means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” shall mean this Amended and Restated Servicing Agreement, together with all schedules and exhibits hereto and thereto, as the same may be from time to time amended.

“Ancillary Income” shall mean and include late fees, late charges, not sufficient funds fees, fees for making payments by telephone or internet and any other amounts specified as Ancillary Income in this Agreement.

 “Applicable Requirements” shall mean, as of the time of reference, all of the following, as applicable: (i) all Asset-related obligations of the Servicer, including without limitation those contractual obligations of the Servicer contained in this Agreement and in the Asset Documents for which the Servicer is responsible; (ii) all applicable Asset-related federal, state and local legal and regulatory requirements (including statutes, rules, regulations and ordinances) binding upon the Servicer, including as servicer on behalf of Owner; (iii) with respect to any Single Family Mortgage Loan, Fannie Mae servicing requirements under Fannie Mae’s Servicing Guide for its portfolio loans serviced on an “actual/actual” basis with respect to similar residential mortgage loans purchased by and serviced on behalf of Fannie Mae, provided that in the event of any conflict, inconsistency or discrepancy between this Agreement and the Fannie Mae Servicing Guide, the provisions of this Agreement shall control; and (iv) generally accepted servicing customs and practices in the servicing industry for the related Asset.

“Asset” shall mean an asset made subject to this Agreement by the mutual written agreement of the parties, which may include, among other assets: (i) a Single Family Mortgage Loan, (ii) REO Properties; and (iii) any asset falling into such other categories of assets agreed to by the parties in writing.

“Asset Documents” shall mean with respect to any Asset, as applicable, the related Note with applicable addenda and riders, Security Instrument with applicable addenda and riders, Assignment of Mortgage and any intervening related Assignments of Mortgage, title Insurance Policy, mortgage Insurance Policy, Collateral Insurance Policy, appraisal report, and all other documents and instruments pertaining to an Asset, to the extent in the Owner’s or the Owner’s agent’s (including a custodian’s) possession and delivered to Servicer in original, electronic or duplicate copy.

“Asset Payment” shall mean the scheduled principal and/or interest payment on an Asset for any payment period, and any other payment due from a Borrower pursuant to the Asset Documents, as such payments may have been reduced by any Deficient Valuation.

“Asset Schedule” shall mean a listing of Assets to be made subject to this Agreement, as agreed to by the parties from time to time, and containing such information as may be agreed to by the parties.

“Assignment of Mortgage” shall mean an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the ownership of the Mortgage by the Owner, or if the related Mortgage has been recorded in the name of MERS or its designee, such actions as are necessary to cause the Owner to be shown as the owner of the related Mortgage on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS, including assignment of the MIN which will appear either on the Mortgage or the Assignment of Mortgage to MERS.

“Borrower” shall mean with respect to any Asset, the Person or Persons primarily obligated to make payments on the related Note.

“Business Day” shall mean any day other than a Saturday, Sunday or national holiday, or a day on which banking institutions in the State of New Jersey or Ohio are authorized or obligated by law or executive order to be closed.

"Certificate Distribution Account" shall have the meaning set forth in the Trust Agreement.

"Certificate Trustee" shall mean The Huntington National Bank.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collateral” shall mean any and all of the real estate, personal property, intangible asset or other collateral securing the obligations of a Borrower under a Security Instrument, including but not limited to the Mortgaged Property in the case of a Mortgage Loan.

“Collection Account” shall mean the separate account or accounts designated as such and created and maintained pursuant to Section 5.01 of the Trust Agreement.

“Collection Period” shall mean (a) as to any Servicer Remittance Date, the calendar month preceding the calendar month in which such Servicer Remittance Date occurs, and (b) as to the first Servicer Remittance Date hereunder, the Cut-off Date through the last Business Day of the calendar month preceding the calendar month in which the first Servicer Remittance Date occurs.

“Condemnation Proceeds” shall mean all awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

“Cooperative” shall mean the entity that holds title (fee or an acceptable leasehold estate) to all of the real property that the Project comprises, including the land, separate dwelling units and all common areas.

“Cooperative Apartment” shall mean the specific dwelling unit relating to a Cooperative Loan.

“Cooperative Loan” shall mean a Mortgage Loan that is secured by Cooperative Shares and a Proprietary Lease granting exclusive rights to occupy the related Cooperative Apartment.

“Cooperative Shares” shall mean the shares of stock issued by a Cooperative, owned by the Mortgagor, and allocated to a Cooperative Apartment.

“Custodial Agreements” shall mean the agreements governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other Mortgage Loan Documents and the REO Property Documents.

“Custodian” shall mean a custodian under a Custodial Agreement, or its successor in interest or permitted assigns, or any successor to such Custodian under such Custodial Agreement as provided therein, or, in the case of any Mortgage File or REO Property Documents held by The Huntington National Bank, The Huntington National Bank.

“Confidential Information” shall mean any items (irrespective of the media used) marked by the Disclosing Party, as defined in Section 10.16, as confidential, any items identified by the Disclosing Party at the time of disclosure that qualify as a trade secret pursuant to state law, technical and business information relating to the Disclosing Party’s customers, products, research and development, processes, future business plans, computer software, finances, vendors and vendor relationships, the Borrower under any Asset, and information regarding the Assets.

“Consumer Information” means consumer information as that term is defined in 12 C.F.R. Part 30 Appendix B.

“Credit Agreement” shall mean that certain Amended and Restated Credit Agreement (Licensing) dated as of March 31, 2009, among Servicer and Franklin Credit Holding Corporation, as Borrowers, the financial institutions party thereto, as Lenders, and The Huntington National Bank, as Administrative Agent.

“Cut-off Date” shall mean the cut-off date for any Asset, as set forth in the related Asset Schedule, or otherwise mutually agreed to by the parties in writing.

“Deficient Valuation” shall mean with respect to any Asset, the dollar amount of any reduction in the principal balance owed by the related Borrower, as ordered by a court in connection with a bankruptcy proceeding with respect to the related Borrower.

“Determination Date” shall mean the 15th day of each month or, if such day is not a Business Day, the immediately preceding Business Day.

“Eligible Account” shall mean a non-interest bearing account at The Huntington National Bank.

“Escrow Account” shall mean the separate account or accounts designated as such and created and maintained pursuant to Section 2.3(f).

“Escrow Payments”  shall mean, with respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, flood insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

“Fannie Mae” shall mean Fannie Mae, f/k/a the Federal National Mortgage Association, or any successor organization.

“Fitch” shall mean Fitch, Inc., or any successor thereto.

“GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

“HNB Requirements” shall mean The Huntington National Bank’s residential mortgage and consumer lending policies and procedures as may be provided by Owner to Servicer from time to time (including any date prior to the date hereof), any applicable regulatory requirements, and the Work Rules, in each case as may be in effect from time to time.

“Insurance Policy” shall mean any hazard, title, flood or other insurance policy insuring the Asset or the Borrower’s obligations under the Asset.

“Insurance Proceeds” shall mean, with respect to each Mortgage Loan or REO Property, proceeds of insurance policies insuring such Mortgage Loan, the related Mortgaged Property or such REO Property.

“Legacy Loan Agreement” shall mean that certain Amended and Restated Credit Agreement dated as of March 31, 2009 among Franklin Credit Asset Corporation, Tribeca Lending Corp., and the other borrowers party thereto, as Borrowers, and the financial institutions party thereto, as Lenders, and The Huntington National Bank, as Administrative Agent.

“Liquidation Proceeds” shall mean cash (other than Insurance Proceeds, Condemnation Proceeds or Putback Litigation Proceeds) received in connection with the liquidation of a defaulted Mortgage Loan or REO Property, whether through the sale or assignment of such Mortgage Loan or REO Property, trustee’s sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property or REO Property if the Mortgaged Property or REO Property is acquired in satisfaction of the Mortgage Loan.

“Loan” shall mean an Asset comprised of an extension of credit to a Borrower that is evidenced by a Note and may be secured by Collateral pursuant to a Security Instrument.  A Loan includes a Mortgage Loan.

“Loan Rate” shall mean the annual rate of interest borne by a Note, which is set forth in such Note.

“Lockbox Account” shall mean the Collection Account.

“Lockbox Agreement” shall mean: (a) Treasury Management Services General Terms and Conditions (as amended, restated, or modified from time to time, the “General Terms and Conditions”), (b) Terms and Conditions For Lockbox Services (as amended, restated, or modified from time to time), (c) Lockbox Services Authorization Sheet in respect to the lockbox with the address of P.O. Box 620444, Indianapolis, IN (as amended, restated, or modified from time to time); and (d) Lockbox Services Authorization Sheet in respect to the lockbox with the address of P.O. Box 620888, Indianapolis, IN (as amended, restated, or modified from time to time).

“Lockbox Processor” shall mean the Administrator.

“LPMI Policy” shall mean a policy of primary mortgage guaranty insurance issued by a Qualified Insurer pursuant to which the related premium is to be paid by the servicer of the related Mortgage Loan from payments of interest made by the Mortgagor.

“MERS” shall mean Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

“MIN” shall mean the Mortgage Identification Number used to identify mortgage loans registered under MERS.

“Monthly Payment” shall mean in the case of (i) any Mortgage Loan, the scheduled monthly payment of principal and interest or, with respect to an interest-only Mortgage Loan, payments of (x) interest, or (y) principal and interest, if applicable, on such interest-only Mortgage Loan and (ii) in the case of any REO Property, the scheduled monthly rental payment in respect thereof, if any.

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.

“Mortgage” shall mean the mortgage, deed of trust or other instrument and riders thereto securing a Mortgage Note, which creates a first or junior lien on the related Mortgaged Property securing the Mortgage Note or the Pledge Agreement securing the Mortgage Note for a Cooperative Loan.

“Mortgage File” shall mean the Mortgage Loan Documents, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

“Mortgage Loan” shall mean an individual mortgage loan or a Cooperative Loan which is the subject of this Agreement, each Mortgage Loan or a Cooperative Loan originally subject to this Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan or a Cooperative Loan includes the Servicing File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, all related Putback Litigation Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan or a Cooperative Loan.

“Mortgage Loan Documents” shall mean with respect to a Mortgage Loan, (i) the original related Mortgage Note with applicable addenda and riders or a lost note affidavit, (ii) the original related Mortgage and the originals of any required addenda and riders, the original related Assignment of Mortgage and any original intervening related Assignments of Mortgage, the original related title insurance policy or title commitment, and (iii) evidence of the related PMI Policy or LPMI Policy, if any. If the original of any document specified in clause (ii) of this definition is not available, a copy of such document shall be provided.

“Mortgage Loan Schedule” shall mean the schedule of Mortgage Loans attached hereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

“Mortgage Note” shall mean the note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

“Mortgaged Property” shall mean the real property securing repayment of the debt evidenced by a Mortgage Note, or with respect to a Cooperative Loan, the Cooperative Apartment.

“Mortgagor” shall mean the obligor on a Mortgage Note.

“Net Income Before Taxes” of any Person, for any period, shall mean the net income (or loss) of such Person before taxes for such period taken as a single accounting period, determined in conformity with GAAP.

“Net Worth” shall mean, at the time of each determination, in respect to any Person and for all purposes, the excess of total assets of such Person over total liabilities of such Person, determined in accordance with GAAP.

“Non-Recoverable Advance” means any Servicing Advance which the Servicer has determined in its good faith business judgment would not be ultimately recoverable by the Servicer from Liquidation Proceeds or other collections and recoveries in respect of the Asset or Collateral.

“Note” shall mean the original executed promissory note evidencing the indebtedness of a Borrower under a Loan, or if such Loan is not evidenced by a promissory note, the original executed document or other instrument primarily evidencing the indebtedness of the Borrower under such Loan, or lost note affidavit if and as permitted under Applicable Requirements.

“NPI” means information with respect to any individual Borrower that is non-public, personally identifiable information in Servicer’s possession, (i) provided by a Borrower (ii) resulting from any transaction with the Borrower or (iii) otherwise obtained by Owner or Servicer.

“Out of Pocket Expenses” shall mean the direct, out-of-pocket expenditures of the Servicer incurred, or to be incurred, as the context requires, in connection with the servicing, administration, management, property protection, disposition, operation, full, partial or discounted liquidation, sale or enforcement proceedings, foreclosure or other realization on Collateral underlying Assets, including, but not limited to amounts to be paid for or paid to or on behalf of independent legal counsel (including court filing fees), independent arbitrators, independent repossession agents, appraisers, brokers, environmental consultants, property managers, tax services, receivers, and state and federal regulatory agencies incident to their audits or inquiries, required UCC searches and title searches, tax searches, structural reviews, third-party fees, tax and flood services contracts, Asset-related travel, property inspections, and the like and for arbitration filing fees, UCC and mortgage filing and release fees, charges the Servicer has paid in connection with checks from Borrowers returned for insufficient funds, and expenses not otherwise reimbursed to maintain, store, and dispose of the Collateral.

“Owner” shall mean Franklin Mortgage Asset Trust 2009-A or any successor or permitted assign under the terms of this Agreement.

“Person” shall mean an individual, partnership, corporation (including a statutory trust), joint stock company, limited liability company, trust, association, joint venture, governmental authority or any other entity of whatever nature.

“Pledge Agreement” shall mean, with respect to a Cooperative Loan, the specific agreement creating a first lien on and pledge of the Cooperative Shares and the appurtenant Proprietary Lease.

“PMI Policy” shall mean a policy of primary mortgage guaranty insurance evidenced by an electronic form and certificate number issued by a Qualified Insurer with respect to certain Mortgage Loans.

“Post-Office Box” shall mean each separate P.O. Box identified in the definition of Lockbox Agreement.

“Prepayment Charge” shall mean, with respect to any Mortgage Loan, any prepayment penalty or premium thereon payable in connection with a Principal Prepayment on such Mortgage Loan pursuant to the terms of the related Mortgage Note.

“Preservation Expenses” shall mean the expenditures made by the Servicer in connection with a foreclosure or other realization on Collateral, or in connection with REO Properties and its management and servicing, prior to the liquidation thereof, including, without limitation, expenditures for real estate or personal property taxes and assessments (including any penalties, late fees or late charges incurred for late payment or nonpayment, provided Servicer has performed the related servicing in accordance with the Servicing Standard), payments to senior lienholders or holders of any ground lease, Insurance Policy premiums, property restoration or preservation.

“Principal Prepayment” shall mean any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any Prepayment Charge, and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

“Project” shall mean, with respect to a Cooperative Loan, all real property owned by the related Cooperative including the land, separate dwelling units and all common areas.

“Proprietary Lease” shall mean, with respect to a Cooperative Loan, a lease on a Cooperative Apartment evidencing the possessory interest of the Mortgagor in such Cooperative Apartment.

“Putback Litigation Proceeds” shall have the meaning set forth in the Transfer and Assignment Agreement.

“Qualified Insurer” shall mean a mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and reasonably acceptable to the Administrator.

“Rating Agency” shall mean each of Fitch, Moody’s and S&P and any successors thereto.

“Red Flags” means red flags as that term is defined in 12 C.F.R. Part 41.

“Remittance Date” shall mean, with respect to any calendar month, (i) the second to last Business Day of such month and (ii) any Special Remittance Date occurring during such month.

“REO Disposition” shall mean the final sale by the Servicer of any REO Property.

“REO Disposition Proceeds” shall mean all amounts received with respect to an REO Disposition.

“REO File” shall mean the REO Property Documents, and any additional documents required to be added to the REO File pursuant to this Agreement.

“REO Property” shall mean an individual residential real property which is the subject of this Agreement, each REO Property originally subject to this Agreement being identified on the REO Property Schedule as of the date hereof, and each Mortgaged Property acquired by the Servicer on behalf of the Owner through foreclosure or by deed in lieu of foreclosure, which REO Property includes the related Servicing File, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds, all related Putback Litigation Proceeds and all other rights, benefits, proceeds (including any rental payments) arising from or in connection with such REO Property.

“REO Property Documents” shall mean, with respect to a REO Property, the documents designated from time to time by Owner, including but not limited to the original deeds, the original contracts of sale, if applicable, and the original lease agreements, if applicable.

“REO Property Schedule” shall mean the schedule of REO Properties attached hereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

“S&P” shall mean Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“Security Instrument” shall mean, with respect to any Loan secured by any Collateral, any and all documents, agreements, filings, financing statements or other materials evidencing the Owner’s or the Servicer’s interest (as applicable) in the Collateral securing the obligations of Borrower with respect to such Loan, including but not limited to a Mortgage in the case of a Mortgage Loan.

“Servicer” shall mean Franklin Credit Management Corporation or any successor or permitted assign under the terms of this Agreement.

“Servicer Remittance Date” shall mean the 18th day of each month and if such day is not a Business Day, the next succeeding Business Day.

“Servicing Advance” shall mean the Out of Pocket Expenses incurred by the Servicer in the performance of its servicing obligations under this Agreement, including, but not limited to, the cost of (i) the preservation, restoration and protection of any Asset or Collateral, (ii) any enforcement or administrative or judicial proceedings, including foreclosures and other realizations on Mortgages, Security Instruments, liens and other security interests in Collateral, (iii) the management (including fees in connection therewith) and liquidation of any REO Properties or Assets, (iv) taxes, assessments, water rates, sewer rents and other charges which are or may become a lien upon the Collateral or Assets, (v) fire and hazard insurance coverage, (vi) all Preservation Expenses, and (vii) other amounts designated as Servicing Advances pursuant to this Agreement.

“Servicing Fee Remittance Date” shall mean, with respect to any calendar month (i) if no Event of Default shall have occurred and be continuing, the fourth (4th) Business Day of such month and (ii) if an Event of Default shall have occurred and be continuing, the Remittance Date (other than any Special Remittance Date) that occurs in such month.

“Servicing Fee Schedule” shall mean the applicable listing of Servicing Fees and Expenses with respect to any Assets, as agreed to by the parties from time to time.

“Servicing Fees and Expenses” shall have the meaning assigned thereto in Section 4.1 hereof.

“Servicing File” shall mean, with respect to each Mortgage Loan or REO Property, the file retained by the Servicer consisting of the Servicing Records for such Mortgage Loan or REO Property and originals of all documents in the Mortgage File or REO File which are not delivered to the Owner or the applicable Custodian and copies of the Mortgage Loan Documents or REO Property Documents listed in the related Custodial Agreement, if applicable, the originals of which are delivered to the Custodian or the Owner.

“Servicing Records” shall have the meaning set forth in the Transfer and Assignment Agreement.

“Special Remittance Date” shall mean any Business Day designated as a “Special Remittance Date” pursuant to Section 2.01 of the Transfer and Assignment Agreement by the Administrator in a written notice delivered to the Servicer, the Owner and the Certificate Trustee.  Such notice may be delivered on the date designated as the Special Remittance Date therein; provided, however, if on any Business Day such notice is delivered to the Certificate Trustee after 3:00 pm, New York City time, such Special Remittance Date shall occur on the immediately following Business Day or such later date as may be specified in such notice.

“Servicing Standard” shall have the meaning assigned thereto in Section 2.1(c) hereof.

“Single Family Mortgage Loan” shall mean a Loan secured by residential real property that includes one through four dwelling units, made subject to this Agreement by the written agreement of the parties.

“Termination Date” shall mean the date for termination of this Agreement with respect to any or all Assets, that is the earlier of (i) mutual consent of the Servicer and the Owner in writing to termination or (ii) a termination in accordance with Section 5.2 hereof.

“Transfer and Assignment Agreement” shall mean the transfer and assignment agreement dated as of March 31, 2009 among Owner, as purchaser and Franklin Credit Asset Corporation, Servicer, Tribeca Lending Corp. and each of their respective subsidiaries listed in Schedule I to such transfer and assignment agreement, as sellers.

“Trust Agreement” shall mean the Trust Agreement dated as of March 31, 2009, by and among Wilmington Trust Company, as owner trustee, The Huntington National Bank, as certificate trustee, and each Person who sold a mortgage loan or REO property to the Owner pursuant to a Transfer and Assignment Agreement, as depositors.

“Transfer Date” shall mean each date on which the Servicer shall assume responsibility for performing the servicing functions and responsibilities related to an Asset as provided herein.

“UCC” shall mean the Uniform Commercial Code, as in effect in the applicable jurisdictions.

"Whole Asset Transfer" shall mean any sale or transfer of some or all of the Mortgage Loans and REO Properties by the Owner to a third party, including as a result of any Putback Litigation.

“Work Rules” shall mean the Administrator’s work rules, a summary of which is attached hereto as Exhibit B, as such Work Rules may be revised from time to time by the Administrator in its sole discretion; provided that the Administrator provides at least five (5) Business Days prior written notice of any such revisions.

ARTICLE II
AGREEMENTS OF THE SERVICER

2.1       General.

(a)   Appointment.  Owner hereby appoints Servicer, and Servicer hereby accepts such appointment, to service and administer the Assets for Owner in accordance with the terms of this Agreement.

(b)   Authority.  The Servicer shall have full power and authority, acting alone or through agents (but subject to Section 10.3), to do or cause to be done any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement, subject to the Servicing Standard, and any and all things that may otherwise be authorized by Owner.

(c)   Servicing Standard.  The Servicer shall service and administer the Assets on behalf of the Owner in accordance with Applicable Requirements, the terms of this Agreement, the HNB Requirements, the Work Rules, and the applicable Asset Documents without regard to:

(i) any relationship that the Servicer or any Affiliate of the Servicer may have with the related Borrower;

(ii) the Servicer’s obligation to make Servicing Advances; or

(iii) the Servicer’s right to receive compensation for its services hereunder or with respect to any particular transaction.

The standard set forth in the immediately preceding sentence shall be referred to herein as the “Servicing Standard.”  Owner acknowledges that the Assets include and involve a variety of types of Loans, Collateral, REO Properties, payment status, payment methods and interest calculations, and the applicable Servicing Standard will vary in respect of such differences among the Assets.

(d)   Additional Owner Requirements or Requests.  Owner may, from time to time, request Servicer’s compliance with additional or revised requirements or information, upon 30 days prior written notice to Servicer.  Such additional or revised requirements or information will become a part of the Servicer’s obligations hereunder, unless, in the reasonable opinion of Servicer, compliance with the additional or revised requirements or information would constitute a violation of any Applicable Requirements.

(e)   Owner Direction.  Notwithstanding anything to the contrary in this Agreement, Owner may direct Servicer in writing to take a specific action with respect to any Asset.  The Servicer shall comply with such direction unless, in the reasonable opinion of Servicer, compliance with such direction would constitute a violation of any Applicable Requirements.

2.2       Collection of Asset Payments.

(a)   The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Asset Documents (other than any prepayment premiums, penalties or charges that the Servicer has waived in accordance with the Servicing Standard), and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures for all Assets that are consistent with the Servicing Standard.  In the event that the Servicer believes that it is reasonable and appropriate, consistent with the Servicing Standard, to waive, modify or vary any term of any Asset Documents or consent to the postponement of strict compliance with any such term or in any manner grant an indulgence to any Borrower (including, but not limited to, material modifications that would change the Loan Rate, defer or forgive the payment of principal or interest or extend the final maturity date of such Loan, or accept payment from the related Borrower of an amount less than the principal balance in final satisfaction of such Asset), then the Servicer may take such action or actions as are reasonable and appropriate and consistent with the Servicing Standard; provided, however, that if the action contemplated by the Servicer will involve an amount of $1,000 or more for any one Asset or $5,000 or more in the aggregate, then the Servicer shall promptly notify the Owner, and, upon the Servicer’s receipt of the written consent of the Owner thereto, take such action or actions as are agreed upon by the Owner and the Servicer and consistent with the Servicing Standard.

(b)   Servicer acknowledges that the Certificate Trustee has established and shall maintain the Lockbox Account in the name of the Certificate Trustee for the benefit of the Owner.  Pursuant to the Lockbox Agreement, the Certificate Trustee shall direct dispositions of funds on deposit in the Lockbox Account in accordance with Section 5.01 of the Trust Agreement, and no other Person, except the Lockbox Processor, has authority to direct the Certificate Trustee as to the disposition of funds on deposit in such Lockbox Account.  The Servicer shall not have any right to direct dispositions of funds on deposit in the Lockbox Account.  The Certificate Trustee shall have no liability or responsibility with respect to the Lockbox Processor’s directions or activities as set forth in the preceding sentence.  The Lockbox Account shall be maintained in accordance with the Lockbox Agreement and shall be a demand deposit account established and maintained with The Huntington National Bank.  The Certificate Trustee shall give the Servicer prior written notice of any change made in the location of the Lockbox Account.  The Servicer has established and shall maintain each Post-Office Box at a United States Post Office Branch in the name of the Certificate Trustee for the benefit of the Owner.

(c)           To the extent that a mortgagor has not already been so notified, the Servicer shall notify each mortgagor to make all payments with respect to the Assets and all lessees to make all lease payments with respect to the REO Properties to the applicable Post-Office Box.  The Servicer shall provide each mortgagor (and each lessee of REO Properties) with a monthly statement in order to notify such mortgagors (and lessees) to make payments directly to the applicable Post-Office Box.  The Servicer shall remit all payments received by the Servicer with respect to the Assets (other than any fees, including modification and success fees, paid to the Servicer, directly or indirectly, under the U.S. Treasury Homeowners Affordability and Stability Plan) no later than two (2) Business Days following receipt directly (without deposit into any intervening account) into the Lockbox Account.  Any fees, including modification and success fees, paid to the Servicer, directly or indirectly, in connection with its participation in the U.S. Treasury Homeowners Affordability and Stability Plan shall be deposited by the Servicer into the Modification Account on or before the fifth (5th) Business

Day of each month.  The Servicer shall not commingle its assets and funds with those on deposit in the Lockbox Account or the Modification Account.

(d)           On each Business Day, pursuant to the Lockbox Agreement, the Lockbox Processor will transfer any payments received in the Post-Office Box to the Lockbox Account.  The Certificate Trustee shall transfer cleared funds from the Lockbox Account in accordance with Section 5.01 of the Trust Agreement.

2.3       General Servicing Procedures.

Until the principal and interest of each Loan and satisfaction of the Borrower’s obligations with respect to each Asset is paid in full, unless this Agreement is sooner terminated with respect to such Asset pursuant to the terms hereof, and subject to all Applicable Requirements and the Servicing Standard, the Servicer shall:

(a)   Collect applicable payments of principal, interest and, to the extent required under the Asset Documents, applicable deposits for taxes, assessments and other public charges that are generally impounded, reserve funds, fire and hazard insurance premiums, mortgage insurance premiums, flood insurance premiums and other insurance premiums, as required and as they become due.

(b)   Accept Asset Payments in accordance with the Asset Documents.  Deficiencies or excesses in payments or deposits shall be accepted and applied, or accepted and unapplied as required by the Servicing Standard.

(c)   Apply all Asset Payments and impound deposits collected from the Borrower, and maintain permanent account records capable of producing, in chronological order: the date, amount, distribution, installment due date or other transactions affecting the amounts due from or to the Borrower and indicating the latest outstanding balances of principal, impound deposits, advances, and unapplied payments.

(d)   The Servicer shall segregate and hold all funds collected and received in connection with the Mortgage Loans and REO Properties separate and apart from any of its own funds and general assets and shall deposit in the Collection Account on a daily basis, the following collections received by the Servicer and any other amounts required to be deposited by the Servicer pursuant to this Agreement and Servicing Standard after the date hereof, as follows:

(i) all payments on account of principal on the Mortgage Loans, including all Principal Prepayments and Prepayment Charges;

(ii) all payments on account of interest on the Mortgage Loans;

(iii) all Liquidation Proceeds;

(iv) all Insurance Proceeds;

(v) all Condemnation Proceeds which are not applied to the restoration or repair of the Mortgaged Property or REO Property in accordance with the Servicing Standard;

(vi) any amount required to be deposited in the Collection Account;

(vii) the net proceeds of any Whole Asset Transfer pursuant to Section 9.02 of the Trust Agreement;

(viii) all Putback Litigation Proceeds;

(ix) any amounts related to the deductible clause in any blanket hazard insurance policy;

(x) any amounts received with respect to or related to any REO Property and all REO Disposition Proceeds; and

(xi) any and all other amounts (other than any fees, including modification and success fees paid to the Servicer, directly or indirectly, under the U.S. Treasury Homeowners Affordability and Stability Plan, which shall be deposited by the Servicer in the Modification Account in accordance with Section 2.2(c)) received by the Servicer on or in respect of any Mortgage Loans or REO Property.

The foregoing requirements for deposit into the Collection Account shall be exclusive.

(e)   The Servicer shall not at any time withdraw funds from the Collection Account.  The Administrator may from time to time direct the Certificate Trustee to withdraw funds from the Collection Account for the following purposes:

(i) to reimburse or make any advance that the Owner has made;

(ii) to make payments to the Certificate Trustee for deposit to the Escrow Account or the Certificate Distribution Account in the amounts and in the manner provided for in Section 2.3(f) and Section 4.1 for application in accordance with Section 5.01 of the Trust Agreement; and

(iii) to clear and terminate the Collection Account upon the termination of this Agreement.

The Administrator may use such withdrawn funds only for the purposes described in this Section 2.3(e).

(f)   The Administrator, for the benefit of the Owner, has established and shall maintain in the name of the Administrator an Eligible Account known as the Franklin Mortgage Asset Trust 2009-A Escrow Account, account number 01892600471 (the “Escrow Account”). The Owner shall possess all right, title and interest in and to all funds on deposit from time to time in the Escrow Account and in all proceeds thereof.  The Escrow Account shall be under the sole domain and control of the Administrator; provided, however, that the Servicer may make withdrawals therefrom only to effect such payments as are required pursuant to Section 2.3(g).  Except for Escrow Payments received into the Lockbox Account, the Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall deposit in the Escrow Account or Accounts within one (1) Business Day of Servicer’s receipt, and retain therein:

(i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

(ii) all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property or REO Property in accordance with the Servicing Standards.

(iii) To the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes and such interest payment shall be deemed a Servicing Advance.

(g)   The Administrator, for the benefit of the Servicer, has established and shall maintain in the name of the Administrator an Eligible Account known as the Modification Account, account number 01892600594 (the “Modification Account”). The Administrator shall possess all right, title and interest in and to all funds on deposit from time to time in the Modification Account and in all proceeds thereof. The Modification Account shall be under the sole domain and control of the Administrator; provided, however, that the Servicer may make withdrawals therefrom only in accordance with Section 2.3(h).  The Servicer shall segregate and hold all fees, including modification and success fees, paid to the Servicer, directly or indirectly, under the U.S. Treasury Homeowners Affordability and Stability Plan during the prior calendar month, separate and apart from any of its own funds and general assets and shall deposit such amounts in the Modification Account on or before the fifth (5th) Business Day of each month.  The Servicer shall not commingle its assets and funds with those on deposit in the Modification Account.

(h)   Withdrawals from the Escrow Account or Accounts may be made by the Servicer in accordance with the Servicing Standards and in each case only:

(i)    to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

(ii)    to refund to any Mortgagor any escrow funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

(iii)    for transfer to the Collection Account for application to reduce the principal balance of the related Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

(iv)    for application to the restoration or repair of the Mortgaged Property; and

(v)    to pay any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account.

     (i)    Withdrawals from the Modification Account may be made by the Servicer only with the prior written consent of the Administrator to pay dividends to its shareholders and make distributions thereof only in accordance with Section 7.05 of the Credit Agreement.

(j)   Maintain accurate records reflecting the status of taxes, ground rents and other recurring charges generally accepted by the servicing industry for the related Asset, which would become a lien on any Collateral.  For all Assets providing for the payment to and collection by the Servicer of impound deposits for taxes, ground rents or such other recurring charges, the Servicer shall remit payments for such charges before the later of (i) any penalty date and (ii) 30 days after the applicable Transfer Date.

(k)   In accordance with the Servicing Standards, advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments with respect to any Collateral, which Servicing Advances shall be reimbursable in the first instance from related collections from the Borrowers.  Servicing Advances incurred by the Servicer in connection with the servicing of the Assets (including any penalties in connection with the payment of any taxes and assessments or other charges, provided Servicer has performed the related servicing in accordance with the Servicing Standard) on any Collateral shall be recoverable by the Servicer to the extent described herein.

(l)   Use its reasonable efforts in accordance with the Servicing Standard to cause the related Borrower to maintain for each Asset (other than any REO Properties), to the extent applicable, and if the Borrower does not so maintain, shall itself maintain to the extent the Owner as holder has an insurable interest, insurance with coverage on the related Collateral in a commercially reasonable amount or such larger amount as may be required by Applicable Requirements.  The Servicer shall require that all Insurance Policies required hereunder shall name the Servicer and its successors and assigns as the holder, as loss payee.  Notwithstanding, the foregoing, Servicer shall use its best efforts to cause a Borrower required to maintain flood insurance with respect to a Mortgaged Property pursuant to Applicable Requirements to maintain such flood insurance, and if the Borrower does not so maintain, Servicer will force place such insurance in accordance with Applicable Requirements and will itself maintain, insurance with coverage on the Mortgaged Property in the amount required by the Servicing Standard.

(m)   Deposit into the Collection Account any amounts collected by the Servicer under any Insurance Policies (other than amounts to be applied to the restoration and repair of the related Collateral or amounts to be released to the Borrower in accordance with the terms of the related Asset Documents, or amounts typically deposited into Escrow Accounts).  It is understood and agreed that no earthquake or other additional insurance is to be required of any Borrower or to be maintained by the Servicer other than pursuant to the terms of the related Asset Documents, Applicable Requirements or pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

(n)   If any REO Properties is comprised of improved real property and is located in a federally designated special flood hazard area, the Servicer will obtain flood insurance in respect thereof.  Costs of the Servicer of maintaining insurance policies shall be paid by the Servicer as a Servicing Advance and shall be reimbursable to the Servicer.  The Servicer agrees to prepare and present, on behalf of itself and the Owner, claims under each related insurance policy in a timely fashion in accordance with the terms of such policy and to take such reasonable steps as are necessary to receive payment or to permit recovery thereunder.  Servicer shall maintain appropriate fire and hazard insurance with respect to any REO Properties, as applicable.

(o)   Unless the Servicer is required to exercise its rights under a “due on sale clause” pursuant to the last paragraph of this Section 2.3(o), approve the sale, assignment or other transfer of any Collateral, if the current Borrower makes a request therefor, provided that the Servicer shall have received sixty (60) days’ prior written notice of the proposed transfer, no event of default under the related Asset Documents shall have occurred and be continuing, and the following additional criteria are satisfied.

(i) the current Borrower shall pay any and all fees and out-of-pocket costs incurred in connection with the transfer of the Collateral (including without limitation counsel fees and disbursements and all recording fees, insurance premiums intangible and other taxes, and with respect to Mortgaged Property, any applicable title insurance premiums and mortgage and transfer taxes);

(ii) if applicable, the proposed transferee or its principals shall have demonstrated expertise in owning and operating properties similar in location, size and operation to the Collateral, which expertise shall be determined by the Servicer, after consultation with Owner;

(iii) the proposed transferee and its principals shall, as of the date of such transfer, have an aggregate net worth and liquidity acceptable to the Owner;

(iv) the proposed transferee shall assume all of the obligations of the current Borrower under the related Asset Documents in all respects, including without limitation by entering into an assumption agreement in form and substance satisfactory to the Servicer (in the Servicer’s sole discretion) and, if applicable, shall execute in favor of the Owner a guaranty and an affidavit and indemnity of borrower and guarantor regarding hazardous and toxic materials in the case of Mortgage Loans;

(v) no event of default under the related Asset Documents, or other event which, with the giving of notice, passage of time or both would constitute an event of default under the related Asset Documents, shall otherwise occur as a result of such transfer, and the proposed transferee and its principals shall deliver (A) all organization documentation requested by the Servicer, which shall be satisfactory to the Servicer (in the Servicer’s sole discretion) and (B) all certificates, agreements and covenants required by the Servicer; and

(vi) with respect to Mortgage Loans, the current Borrower shall deliver, at its sole cost and expense, an endorsement to the existing title policy insuring the Security Instrument, as modified by the assumption agreement, as a valid first lien on the Mortgaged Property and naming the proposed transferee as owner of the Mortgaged Property, which endorsement shall insure that, as of the date of the recording of the assumption agreement, the Mortgaged Property shall not be subject to any additional exceptions or liens other than those contained in the title policy issued in conjunction with the related Asset Documents.

When any Collateral has been or is about to be conveyed by the Borrower, to the extent it has knowledge of such conveyance or prospective conveyance, the Servicer shall exercise the rights to accelerate the maturity of the related Asset under any “due-on-sale” clause contained in the related Security Instrument or Note; provided, however, that the Servicer shall not exercise any such right if either (i) the “due-on-sale” clause, in the reasonable belief of the Servicer, is not enforceable under applicable law or (ii) the Servicer determines that such enforcement would not be in the best economic interest of the Owner.  In such event, the Servicer shall make reasonable efforts to enter into an assumption and modification agreement with the Person to whom such Collateral has been or is about to be conveyed, pursuant to which such Person becomes liable under the Note and, unless prohibited by applicable law or the Security Instrument, the Borrower remains liable thereon.  If the foregoing is not permitted under applicable law, the Servicer is authorized to enter into a substitution of liability agreement with such Person, pursuant to which the original Borrower is released from liability and such Person is substituted as the Borrower and becomes liable under the Note.  In connection with any such assumption or substitution agreement, the Asset Payments on the related Loan shall not be changed but shall remain as in effect immediately prior to the assumption or substitution, the stated maturity or outstanding principal amount of such Loan shall not be changed nor shall any required Asset Payments of principal or interest be deferred or forgiven.  Any fee collected by the Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to the Servicer as Ancillary Income.

(p)   With respect to a Loan that contains a provision in the nature of a “due-on-encumbrance” clause, which by its terms (i) provides that such Loan becomes due and payable (or may become due and payable at the lender’s option) upon the creation of any lien or other encumbrance on the related Collateral or (ii) requires the consent of the related lender to the creation of any such lien or other encumbrance on the related Collateral, then for so long as such Loan is owned by the Owner, and to the extent it has knowledge of such lien or other encumbrance, the Servicer, on behalf of the Owner, will be requested to exercise (or decline to exercise) any right it may have as the lender of record with respect to such Loan to (x) accelerate the payments thereon or (y) withhold its consent to the creation of any such lien or other encumbrance, in a manner consistent with the Servicing Standard.

(q)   Monitor all UCC financing statements and certificates of title, and file all UCC continuation statements as necessary to avoid a lapse in continuation of a security interest in any Collateral constituting personal property.

2.4       Other.

(a)   The Owner hereby authorizes the Servicer, at the Servicer’s option, to bring or defend any claim, action, arbitration, litigation or other similar proceeding, in the name of the Owner, to effectuate the servicing of the Assets. Servicer shall provide Owner notice of any individual material litigation or action to be defended in the name of Owner.  Material litigation or action shall include any individual litigation or action in which Owner’s liability could exceed $20,000.00 per Asset, involving more than one Asset but shall not include routine foreclosure actions or comparable conversion of the ownership of Collateral or involves claims unrelated to Servicer’s performance under this Agreement or any litigation or action against Owner that does not name Servicer as a party.  Without limiting the first sentence of this Section 2.4(a), the Servicer may also assert claims or defend against claims involving the insurance coverage with respect to individual Assets.  To the extent that the Servicer incurs any fees, costs, liabilities, judgments, attorney’s fees in connection with the circumstances described in this Section 2.4(a), the Servicer shall be entitled to be reimbursed for these items as Servicing Advances. With respect to any litigation brought by Servicer in the name of Owner, other than routine foreclosure actions or comparable actions for conversion of the ownership of Collateral, Servicer shall provide prior written notice of its desire to bring such litigation to Owner setting forth the basis for the litigation and the estimate cost and fees and obtain prior written approval from Owner before proceeding.

(b)   The Owner shall execute powers of attorney to the Servicer and furnish it with any other documents as the Servicer shall reasonably request to enable the Servicer to carry out its servicing and administrative duties hereunder. The Owner shall execute any appropriate documentation furnished to it by the Servicer for recordation by the Servicer in the appropriate jurisdictions, as shall be necessary to effectuate the foregoing.

2.5       Accounting, Remittances and Owner Reporting.

The Servicer shall:

(a)   Upon payment of a Loan in full and receipt from the Owner or its agent of any documents or information necessary to effect the release of Collateral, if any, have prepared and timely file any necessary release or satisfaction documents, and continue servicing of the Asset pending final settlement, refund any of the Borrower deposits, and work to resolve any disputes with the Borrower.

(b)   Make applicable Loan Rate adjustments in compliance with the related Asset Documents, Applicable Requirements and the Servicing Standard.  The Servicer shall execute and deliver all appropriate notices required by the related Asset Documents, Applicable Requirements and the Servicing Standard of applicable information regarding such interest rate adjustment, and methods of implementation of such interest rate adjustments and of all prepayments of any Asset hereunder by the Borrower.

(c)   Furnish reports in the format provided in Exhibit A hereto on or before the third (3rd) Business Day of each calendar month or such other due date as set forth in Exhibit A, with respect to the preceding Collection Period.

(d)   Perform such other customary duties and execute such other documents in connection with its duties hereunder as the Owner from time to time reasonably may require subject to the provisions of Section 2.5(e) hereof.

(e)   In the event the Owner requests the Servicer to provide special reports or data files or render other related services to the Owner or any third party, the Servicer shall use commercially reasonable efforts to provide said reports, data files, or related services without cost to Owner.  In the event that Servicer cannot commercially reasonably provide the reports, data files or related services requested by Owner without additional payment or compensation, the Servicer shall use its best efforts to provide such reports, data files, or relates services subject to the payment a separate fee to be determined in advance by the Owner and the Servicer.  The Servicer shall thereupon bill the Owner for the cost of such reports, data files or related services including related delivery costs, in accordance with the negotiated fee schedule.

(f)   Servicer shall assist Owner, upon reasonable advance notice and for reasonable amounts of time, in reviewing assets that could potentially be made subject to this Agreement by the agreement of the parties, and in advising Owner with respect to issues in transferring servicing of such Assets to Servicer.

(g)   Servicer and Owner each shall designate representatives to consult with the other regarding the performance of the Assets subject to this Agreement. Such representatives shall consult monthly with respect to the servicing functions being performed by Servicer for Owner or upon such lesser frequency as the parties may mutually agree. At or prior to each monthly consultation, the Servicer shall provide Owner with notice regarding any material issues with respect to the servicing functions or the actions taken by Servicer pursuant to Section 2.4.  For purposes of this paragraph a “material issue” is any potential loss, cost, expense or liability exceeding the amount of $1,000 for any one Asset or $5,000 in the aggregate.

(h)   Servicer shall provide Owner advance notice with respect to any single Servicing Advance (other than a Servicing Advance made pursuant to Section 2.3(k) for taxes. Section 2.3(l) for insurance or Section 2.4) that exceeds $1,000 for any one Asset or $5,000 in the aggregate, and provide Owner five (5) Business Days to provide notice of its objection to the Servicing Advance.  Owner shall provide notice of its agreement or objection to such Servicing Advance as soon as practicable, and if it does not provide notice of an objection within five (5) Business Days of delivery of Servicer’s notice of such Servicing Advance, it shall be deemed to have agreed to such Servicing Advance.  Servicer shall not make any Servicing Advance to which Owner objects in accordance with this Section unless Servicer is required by law or regulations applicable to Servicer, or by a governmental agency with jurisdiction over Servicer, to make such Servicing Advance.  Notwithstanding the provisions of Section 10.10 of this Agreement, to the extent otherwise agreed by the parties, the notices required pursuant to this Section may be delivered via electronic mail, facsimile transmission or other means, and shall be delivered to specific individuals with authority over such matters.

2.6       Delinquency Control.

The Servicer shall in accordance with the Servicing Standard:

(a)   Be responsible for protecting the Owner’s interest in the Assets by dealing effectively with the Borrowers who are delinquent or in default. The Servicer’s delinquent Asset servicing program shall include an adequate servicing tracking system which will immediately and positively indicate the existence of delinquent Assets, a procedure that provides for sending delinquent notices, and assessing late charges, and a procedure for the individual analysis of distressed or chronically delinquent Assets;

(b)   Maintain a collection department and an on-line automated collection system that substantially complies with the Servicer’s collection guidelines and the Servicing Standard; and

(c)   Provide the Owner with a month-end collection and delinquency report identifying any delinquent Assets, and from time to time as the need may arise, provide the Owner with Asset service reports relating to any items of information which the Servicer is otherwise required to provide hereunder, or detailing any matters the Servicer believes should be brought to the special attention of the Owner.

2.7       Foreclosure and Other Similar Realization on Collateral.

(a)   The Servicer shall use its best efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of Collateral securing such of the Assets (if any) as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments or for other disposition of such Assets.  To the extent the REO Properties was subject to the UCC, Servicer may exercise all of Owner’s rights and remedies as a secured creditor under the UCC, and under the Asset Documents, including selling the interests of the Borrower in the Collateral at public or private sale, in the entirety or in separate parts, as the Servicer may determine.  The Servicer shall be initially responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will be recoverable as Servicing Advances by the Servicer.  The foregoing is subject to the provision that, in any case in which Collateral shall have suffered damage that is not covered by a hazard Insurance Policy or other Insurance Policy, the Servicer shall not be required to expend its own funds toward the restoration of such Collateral unless it shall determine in its discretion that such restoration will increase the net Liquidation Proceeds for the related Asset after reimbursement to itself for such expenses and that such expenses will be recoverable to it through Liquidation Proceeds or otherwise.  In the event that Servicer determines not to expend funds toward restoration of such Collateral, Servicer shall provide Owner notice of such decision.

(b)   As an alternative to foreclosure or comparable conversion of the ownership of Collateral, subject to the prior approval of Owner, the Servicer may sell a defaulted Asset if the Servicer determines that such a sale is likely to increase the amount of Liquidation Proceeds, and any such sale of a defaulted Asset by the Servicer shall be effected in a manner expected, in the reasonable judgment of the Servicer, to maximize Liquidation Proceeds. Notwithstanding the foregoing, the Servicer has no duty to pursue Asset sales as part of its loss mitigation procedures.

(c)   Notwithstanding the foregoing provisions of this Section 2.7 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Servicer shall neither obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, nor otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Owner or Servicer would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer has also previously determined, based on its reasonable judgment and a report prepared by a Person that regularly conducts environmental audits in accordance with customary industry standards, that:

(i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Owner to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

(ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Owner to take such actions with respect to the affected Mortgaged Property.

(d)   With respect to each Mortgage Loan as to which Servicer determines it has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Servicer will give notice to Owner regarding the Servicer’s actions with respect to the Mortgage Loan and, as applicable, consult with Owner regarding the results of any environmental audit and its actions with respect to the Mortgage Property.

(e)   With respect to each Mortgage Loan, the Servicer shall make the determination described in Section 2.7(c)(i) and (ii) above on the basis of a report prepared by a Person that regularly conducts environmental audits in accordance with customary industry standards, in accordance with the Servicing Standard.

(f)   The cost of the environmental audit report contemplated by this Section 2.7 shall be advanced by the Servicer, subject to the Servicer’s right to be reimbursed therefor as a Servicing Advance.

(g)   If the Servicer determines, as described above, that it is in the best economic interest of the Owner to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then the Servicer shall take such action as it deems to be in the best economic interest of the Owner.  The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Servicer, subject to the Servicer’s right to be reimbursed therefor as a Servicing Advance.

(h)   Notwithstanding the foregoing provisions of this Section or any other provision of this Agreement, the Servicer shall not foreclose upon or otherwise comparably convert the ownership of Collateral securing an Asset if in the reasonable judgment of the Servicer it would not be in the best economic interests of the Owner to do so.  In such event, the Servicer will not be required to make any further Servicing Advances in connection with the Asset.

2.8       REO Properties.

Except to the extent that the Applicable Requirements provide otherwise, the following provisions shall apply to the management and disposition of REO Properties:

(a)   The deed, title or certificate or bill of sale for any REO Properties shall be taken in the name of Owner or an entity designated by Owner.

(b)   The Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Properties as are consistent with the manner in which the Servicer manages and operates similar property owned by the Servicer or any of its Affiliates, all on such terms and for such period as the Servicer deems to be in the best interests of the Owner.

(c)   Upon request by the Owner or in the Servicer’s discretion, with respect to any REO Properties, the Servicer shall obtain estimations of the value of the REO Properties from parties selected by the Servicer, which may be broker price opinions if the REO Properties is real property, and shall solicit, in a commercially reasonable manner, bids for the purchase of such REO Properties.

(d)   Each disposition of REO Properties shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer reasonably determines to be in the best interest of the Owner and provided the sales price and the related terms and conditions are results of arm’s-length negotiation. To the extent the REO Properties was subject to the UCC, Servicer may exercise all of Owner’s rights and remedies as a secured creditor under the UCC, and under the Asset Documents, including selling the REO Properties at public or private sale, in the entirety or in separate parts, as the Servicer may determine.  The proceeds of sale of the REO Properties shall be promptly deposited in the Collection Account.

(e)   The Servicer shall timely file required information returns (or obtain extensions, if necessary and reasonable), if any, with respect to the receipt of mortgage interest, interest or other amounts received in a trade or business, reports of foreclosures and abandonments of any Collateral and cancellation of indebtedness income with respect to any Collateral as required by the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by the Code and a copy thereof shall be sent to the Owner promptly after the filing thereof.

2.9       Books and Records.

(a)   Servicer shall cause a nationally recognized independent registered public accounting firm selected and engaged by it to provide the Owner, not later than ninety (90) days after the close of the Servicer’s fiscal year, with audited financial statements for the Servicer’s immediately preceding fiscal year.  Upon written request of the Owner, the Servicer shall furnish its most recent detailed statement of financial condition.

(b)   Upon written request of the Owner, the Servicer shall give the Owner, any attorney, accountant, or strategic or financial adviser of the Owner, any supervisory or regulatory agency with authority to examine Owner, and any of their authorized representatives, opportunity upon notice at any time during its normal business hours to examine the Assets, Mortgage Loans and related servicing rights, and the Servicer’s books and records and operating procedures (including, but not limited to, risk management procedures, internal controls and disaster recovery plan), and to otherwise audit the books and records with respect to the Assets, Mortgage Loans and related servicing rights.  The Servicer shall cause its personnel (as well as the personnel of any vendor, contractor, attorney or other relevant person or entity) to be available during regular business hours to respond to reasonable inquiries from the Owner, any attorney, accountant, or strategic or financial adviser of the Owner, any supervisory or regulatory agency with authority to examine Owner, and any of their authorized representatives.  The Servicer will keep records in accordance with industry standards pertaining to each Asset or as otherwise required by the Servicing Standard, to the extent related to the activities of Servicer hereunder, and such records shall be the property of the Owner and upon termination of this Agreement shall be delivered to the Owner at the Owner’s expense.

(c)   The Servicer shall provide to the Owner, any attorney, accountant, or strategic or financial adviser of the Owner, and the supervisory agents and examiners of the Owner (which, in the case of supervisory agents and examiners, may be required by applicable state and federal regulations), access to the Asset Documents, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it.

2.10   No Delinquency Advances.

The Servicer shall not be obligated to make any advances for principal or interest payments in respect of any Asset.

2.11   Licenses.

The Servicer shall maintain at all times during the term of this Agreement, without suspension or revocation, all material licenses and approvals required by applicable regulatory agencies and governmental authorities, including all material licenses and approvals necessary in each state where Assets, Collateral and Borrowers are located if the laws of such state require licensing or qualification in order to conduct the business of the Servicer with respect to the Assets, Collateral and Borrowers, including as contemplated in this Agreement, and in any event the Servicer shall remain in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the Assets.

2.12   Confidentiality/Protecting Customer Information.

(a)   The Servicer agrees that it shall comply with all Applicable Requirements (including, but not limited to, applicable laws and regulations) regarding the privacy or security of any personal information concerning Borrowers and shall maintain appropriate administrative, technical and physical safeguards to protect the security, confidentiality and integrity of Customer Information, including, but not limited to the following, to the extent applicable: (i) maintaining security measures designed to meet the applicable Interagency Guidelines Establishing Standards for Safeguarding Customer Information, 66 Fed. Reg. 8616, (ii) complying with the joint agency rulemaking Identity Theft Red Flags and Address Discrepancies implementing section 114 of the Fair and Accurate Credit Transactions Act of 2003 (FACT Act), 15 U.S.C. § 1681m, and section 315 of the FACT Act, 15 U.S.C. § 1681c, that amended the Fair Credit Reporting Act (FCRA) and (iii) complying with the privacy regulations under Title V of the Gramm-Leach-Bliley Act, 15 U.S.C. § 6801 et seq., and the rules promulgated thereunder, including, but not limited to providing all notices required to be provided thereby.

(b)   In meeting it requirements for confidentiality under this Section 2.12, Servicer agrees to take, and to ensure that any employee or subcontractor that it uses in the performance of its obligations under this Agreement takes, at a minimum, the measures listed below.

(i) Servicer agrees to protect and preserve Owner's NPI.  Servicer agrees to maintain  physical, electronic, and procedural safeguards to prevent any portion of Owner’s NPI, in any form or medium, from being disclosed or made available by Servicer or by any of Servicer’s employees to any other person, firm, or corporation except as is expressly permitted in this Agreement or required for the performance of Servicer’s duties under the Agreement.  In no event shall Servicer take precautions any less stringent than those employed to protect its own NPI.

(ii) Servicer agrees that it will use Owner’s NPI solely for the purpose contemplated under this Agreement.  Servicer shall limit access to Owner’s NPI to employees and subcontractors who have agreed to maintain the confidentiality of Owner’s NPI according to the same standards as under this Agreement and who have a need to access Owner’s NPI in order for Servicer to utilize Owner’s NPI for the purposes contemplated under this Agreement.

(iii) Servicer agrees to ensure that employees and subcontractors who are given access to Owner’s NPI comply with the terms of this Agreement and will not remove or copy Owner’s NPI for purposes other than those contemplated under this Agreement, or otherwise misappropriate Owner’s NPI or any portion thereof.

(iv) Servicer shall immediately notify Owner of any instance of unauthorized access to, use or disclosure of any portion of Owner’s NPI and shall reasonably cooperate with Owner in any action relating thereto.  Further, upon discovery of any breach of its security, or any material vulnerability to its security Servicer reasonably believes could result in Servicer’s inability to perform its obligations under this Agreement (including its obligations under this Section 2.12) Servicer shall immediately take all appropriate actions necessary to mitigate any risk related to the disclosure of Owner’s NPI.

(v) Servicer acknowledges and agrees that (i) the restrictions contained in this Agreement with respect to Owner’s NPI are reasonable and necessary to protect Owner’s proprietary interest in Owner’s NPI and to fulfill federal regulatory requirements applicable to Owner in connection with Owner’s NPI; (ii) remedies at law may be inadequate to prevent irreparable harm in the event of a violation by Servicer or its employees and subcontractors of the restrictions contained in this Agreement with respect to Owner’s NPI, and therefore, (iii) Owner shall be entitled to injunctive relief against Servicer and its employees and subcontractors for any breach of the restrictions contained in this Agreement with respect to Owner’s NPI without Owner having to post bond or other surety.

(vi) Section 10.16(b) shall apply to Owner’s NPI to the same extent as the Confidential Information.

(vii) The obligations of Servicer set forth in this Section, including all subsections, shall continue so long as Servicer or its service providers have Owner’s NPI in their possession or control.

(c)   In fulfilling its obligations under the Agreement to provide security for Owner’s Consumer Information and Owner’s NPI, Servicer agrees to the following minimum requirements:

(i) Servicer understands and acknowledges that its employees and subcontractors shall possess appropriate character, disposition and honesty necessary to appropriately handle Owner’s Consumer Information and Owner’s NPI.  Servicer shall not knowingly permit its employees and subcontractors to have access to Servicer’s premises, or Owner’s Consumer Information or Owner’s NPI, when such employees and subcontractors: (A) has been convicted of a crime or has agreed to or entered into a pretrial diversion or similar program in connection with (I) a dishonest act or a breach of trust; and/or (II) a felony; and/or (B) uses illegal drugs.

(ii) Servicer shall require subcontractors performing services involving the exchange of Owner’s NPI to comply with requirements consistent with the confidentiality requirements of this Agreement.

(iii) Owner shall notify Servicer of any acts of dishonesty or breach of trust committed against Owner involving an employee or subcontractor of Servicer and Servicer shall notify Owner if it becomes aware of any such act.  Following such notice, at the request of Owner and to the extent permitted by law or regulation, Servicer shall cooperate with investigations conducted by or on behalf of Owner, government or law enforcement agency.

(iv) Servicer agrees to encrypt all of Owner’s Consumer Information and Owner’s NPI that is sent by Servicer over a public network or that is transported using any external storage media.  Transportation of any Owner’s Consumer Information and Owner’s NPI by Servicer required under this Agreement will be performed in the manner reasonably requested by Owner.  Servicer agrees that it will not store Owner’s Consumer Information or Owner’s NPI on a laptop computer, third party workstation or in any insecure environment unless it is encrypted. Servicer agrees that it will at all times retain the ability to identify Owner’s Consumer Information and Owner’s NPI and to distinguish it from other information under its control. Servicer shall be liable for any breach of security surrounding the protection of Owner’s Consumer Information and Owner’s NPI while in its possession or under its control.  All encryption referenced hereunder shall utilize any encryption software that is routinely recognized as acceptable pursuant to mortgage loan servicing industry standards, unless directed by Owner that a specific mode of encryption must be used. Servicer agrees that at no time will Owner’s NPI be stored or transmitted outside of the United States.  Further, Servicer may not access Owner NPI remotely from locations outside of the United States.

(v) Servicer will implement appropriate measures to properly dispose of Owner’s Consumer Information and Owner’s NPI, and further will allow Owner to monitor such disposal to ensure compliance with appropriate disposal measures.  In the event that Owner, in its sole discretion, requests Servicer to comply with disposal procedures that are outside of Servicer’s normal appropriate procedures, Servicer will comply with Owner’s reasonable disposal requirements at Owner’s expense.  Disposal requirements under this Section 2.12(c)(v) shall relate to Owner’s Consumer Information whether in paper or electronic form or otherwise.

(vi) To the extent required by law, either directly or through Servicer’s role as a service provider to Owner, Servicer has in place, and shall implement, maintain and update, throughout the term of its relationship with Owner as a service provider, written policies and procedures to detect Red Flags that may arise in the performance of Servicer’s activities as a service provider.  Servicer agrees to report all detected Red Flags to Owner as well as identify and take reasonable steps to prevent and mitigate identity theft.  Upon request by Owner, Servicer shall provide a copy of its written policies and procedures designed to detect, prevent and mitigate the risk of identity theft to Borrowers.

(vii) In addition to federal law, various states have enacted, or may enact, laws or regulations designed to address the treatment and protection of NPI.  Servicer agrees to comply with all such states laws and regulations as may now, or hereafter be applicable to the provision of products or services to Owner.

(viii) The obligations of Servicer set forth in this Section, including all subsections, shall continue so long as Servicer or its subcontractors have Owner’s Consumer Information or Owner’s NPI in their possession or control.

(d)   Servicer’s information security policy as of the date hereof is in the form provided to Owner.  Servicer shall comply with its information security policy, as may be updated and revised from time to time.  Servicer shall immediately notify Owner of any significant change in such policy.

(e)   Servicer shall provide Owner with copies of final, written internal and third-party reports regarding Servicer’s information security practices relating to the period during which any Assets are serviced hereunder, to the extent Servicer reasonably determines such reports are relevant to the Assets or Servicer’s performance of its obligations hereunder (including its obligations under this Section 2.12), and provided the Servicer may delete or redact any Confidential Information of Servicer appearing therein to the extent not directly related to the Assets or the performance or Servicer’s performance of its obligations hereunder.  Regardless of whether any information is deleted or redacted therefrom, any such reports shall be deemed to be Confidential Information of Servicer.

2.13   Disaster Recovery Plans.

The Servicer shall maintain adequate disaster recovery plans, business interruption plans and other appropriate contingency and risk controls designed to insure the continuation of the services contemplated in this Agreement and shall at least annually test and review such plans and provide reports to Owner with respect to such tests.  Servicer’s disaster recovery and business interruption plans as of the date hereof are in the form provided to Owner.  Servicer shall comply with its disaster recovery and business interruption plans, as may be updated and revised from time to time.  Servicer shall immediately notify Owner of any significant change in such plans or any event that may have a material effect on the ability of Servicer to provide the services contemplated by this Agreement.

2.14   Prior Servicing Agreement.

The Prior Servicing Agreement shall be deemed to be terminated in all respects as of July 1, 2010 as to all loans that were sold by Owner pursuant to that certain Loan Sale Agreement and that certain letter agreement related to the sale of “piggyback” second lien loans, each dated July 20, 2010 (all such loans, the “Sold Loans”); provided, however, that Servicer shall be obligated to remedy all deficiencies that exist with respect to the Sold Loans (including but not limited to curing title, documentation, assignment, file and other issues or deficiencies), and Servicer hereby ratifies and reaffirms each of its obligations under the Transfer and Assignment Agreement and the Prior Servicing Agreement in respect of any such issues or deficiencies; and provided, further, however, that Owner shall have no further payment obligations to Servicer (and Servicer hereby releases Owner from any and all such payment obligations) as of July 1, 2010 consistent with that certain letter agreement (and Annex I thereto) dated July 16, 2010 by and among Owner, The Huntington National Bank, the Servicer, Franklin Credit Holding Corporation and Thomas J. Axon.  With regard to all Assets that had been serviced by Servicer on behalf of Owner under the Prior Servicing Agreement immediately prior to the effective date of this Agreement other than the Sold Loans, such Assets shall, as of the effective date hereof, be serviced by Servicer pursuant to this Agreement.  This Agreement shall be deemed to be an amendment and restatement of the Prior Servicing Agreement.

2.15   Other Agreements.  Servicer agrees to continue to comply with all terms and conditions of the Credit Agreement, certain loan documents to which it is a party executed in connection with the Legacy Loan Agreement, and the Transfer and Assignment Agreement and the Trust Agreement, and all such agreements and their applicability hereto shall not be deemed to have been modified by the amendment and restatement of the Prior Servicing Agreement effected hereby.

2.16   Financial Covenants.  During the term of this Agreement, the Servicer shall maintain Net Income Before Taxes of not less than $800,000 as of the end of each calendar month for the most recently ended twelve (12) consecutive month period ending on such date.  In addition, the Servicer, as of the end of each month during the term of this Agreement, shall maintain a Net Worth consistent with the requirements of the Credit Agreement.

ARTICLE III
AGREEMENTS OF THE OWNER

3.1   Prior Servicing.

The parties agree that any Assets that were serviced by Servicer prior to the date of this Agreement that are to be serviced by Servicer pursuant to this Agreement shall not be deemed to have been transferred to Servicer, the requirements of Sections 3.2, 3.2 and 3.4 shall not be applicable thereto, and, to the extent applicable, the Transfer Date therefor shall be August 1, 2010.

3.2   Transfer of Servicing.

On or prior to the applicable Transfer Date, the Owner shall take or cause to be taken such steps as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the related Assets to the Servicer in accordance with applicable law and Applicable Requirements, at its sole cost and expense.  Subject to the foregoing, Servicer shall use commercially reasonable efforts to assist Owner in transferring the servicing of the related Assets to Servicer.

3.3   Documentation.

(a)   At its sole cost and expense, on or prior to the related Transfer Date, the Owner shall provide the Servicer with:

(i) All Asset Documents or records in its possession or control, other than Asset Documents delivered to a custodian, with respect to which Owner shall ensure that Servicer can obtain such Asset Documents directly from such custodian; and

(ii) Sufficient data and documentation for each Asset to enable the Servicer to place and continue to service the Asset on its computer system.

(b)   At its sole cost and expense, as soon as reasonably practicable after the related Transfer Date, and no later than 30 days after the related Transfer Date, the Owner shall provide the Servicer with Asset Documents, data and documentation in the possession of the immediately preceding owner or servicer of the Asset.

3.4   Transfer Notices.

(a)   The Owner and the Servicer shall cooperatively (other than to the extent either party individually is subject to related requirements pursuant to applicable law, in which case such party shall), in accordance with Applicable Requirements:

(i) Provide or cause to be provided any notices to Borrowers of the transactions contemplated herein as required by applicable law and Applicable Requirements, including but not limited to, any transfer notice required by 24 C.F.R., Section 3500.21 (Regulation X).  The parties shall cooperate to accomplish such notification in a timely and efficient manner as will best facilitate the assumption by the Servicer of the servicing responsibilities.

(ii) Notify, or cause to be notified, as applicable, all insurers, by overnight or registered mail, that all insurance premium billings related to the Assets must be sent to the Servicer.  Additionally, the Owner shall, prior to the Transfer Date, obtain or cause to be obtained the written consent of any insurers that have the contractual right to approve the assumption of the servicing responsibilities by the Servicer.

(iii) Notify, or cause to be notified, as applicable, taxing authorities of the assumption of the servicing responsibilities by the Servicer and include instructions to deliver all notices and tax bills to the Servicer or the applicable tax service provider, as the case may be, from and after the Transfer Date.

(iv) Notify, or cause to be notified, as applicable, all attorneys who, on the Transfer Date, are providing legal services to or on behalf of the Owner or with respect to the Assets in connection with pending litigation, including but not limited to foreclosure litigation, involving one or more of the Assets, of the transfer of the servicing rights and obligations with respect to the Assets to the Servicer.

(b)   Servicer shall assist Owner, at Owner’s expense, with respect to providing any notice of transfers to Borrowers required in connection with the acquisition of the Assets by Owner, including, but not limited to, the notice of transfer required by 24 C.F.R. Section 3500.21(d)(2)(ii)(C) and the notice required by 12 C.F.R. Section 226.39.

3.5   Losses.

The Owner shall remain responsible, as between the Owner and the Servicer, for losses related to the Owner’s investment in the Assets. Anything herein contained in this Agreement to the contrary notwithstanding, the representations, warranties and covenants of the Servicer contained in this Agreement shall not be construed as a warranty or guarantee by the Servicer as to future payments by any Borrower.

ARTICLE IV
COMPENSATION

4.1   Remittances.

On each Remittance Date, the Certificate Trustee shall remit immediately available funds for deposit to the Certificate Distribution Account pursuant to Section 5.01(d) of the Trust Agreement, all amounts on deposit in the Collection Account as of the close of business on the related Determination Date.

4.2   Servicing Compensation.

As compensation for its services hereunder, the Servicer shall be entitled to payment of the fees specified in the Servicing Fee Schedules hereto.  All payments and reimbursements to the Servicer shall be made only in accordance with and pursuant to Section 5.01 of the Trust Agreement.  The Servicing Fees and Expenses shall be calculated in the manner specified in the Servicing Fee Schedules hereto.  The obligation of the Owner to pay the Servicing Fees and Expenses is limited to, and payable solely from, collections on the Mortgage Loans and REO Properties on deposit in the Certificate Distribution Account, and shall be payable to the Servicer on each Servicing Fee Remittance Date pursuant to Section 5.01 of the Trust Agreement.

ARTICLE V
TERM AND TERMINATION

5.1   Term.

The term of this Agreement with respect to any Asset shall commence with effect as of August 1, 2010 and shall extend to the Termination Date.

5.2   Termination.

(a)   In the event that the Servicer breaches any of its obligations under this Agreement, the Owner shall give prompt written notice to the Servicer.  If such breach is not cured by the Servicer within two (2) Business Days in the case of a breach of the Servicer’s obligation to make the remittances required hereunder, or within five (5) Business Days in the case of a breach of any other provision of this Agreement by the Servicer, after receipt of such notice, the Owner may terminate this Agreement immediately without any penalty or fee.

(b)   Notwithstanding Section 5.2(a) above, the Owner may terminate, at any time, without cause and at its sole option, this Agreement with respect to some or all of the Assets, Mortgage Loans and/or related servicing rights (i) upon ninety (90) calendar days’ prior notice to the Servicer, or (ii) upon thirty (30) calendar days’ prior notice to the Servicer in connection with any transfer or sale of some or all of the Assets, Mortgage Loans and/or related servicing rights, or (iii) immediately upon the occurrence of an event of default under any of the Credit Agreement, Article VIII, Section 8.01(f), (g), (h), (i) or (l) of the Legacy Loan Agreement or under the Legacy Loan Agreement because any borrower (as defined in the Legacy Loan Agreement) shall have failed to comply with the requirements of Section 7.03(d) or (e), Section 7.04, Section 7.05, Sections 7.12 through 7.14 or Section 7.20, and such failure to observe or perform shall continue unremedied for a period of ten (10) Business Days.  Any termination under this Section 5.2(b) shall not limit or delay the timing of any termination of this Agreement (in whole or in part) or of any transfer, assignment or sale of any or all of the Assets, Mortgage Loans and/or related servicing rights; it being expressly agreed by the Owner and the Servicer that a termination of this Agreement (in whole or in part) or a transfer, assignment or sale of any or all of the Assets, Mortgage Loans and/or the related servicing rights may occur at any time designated by the Owner, and the Servicer shall cooperate with the Owner in good faith in effecting any such termination, transfer, assignment or sale within the time periods designated by the Owner.  For the avoidance of doubt, the Owner may effect a termination of this Agreement (in whole or in part) or a transfer, assignment or sale of some or all of the Assets, Mortgage Loans and/or the related servicing rights, and the Servicer shall have no right whatsoever to delay any such termination, transfer, assignment or sale, prior to the end of either the ninety (90) day period designated in clause (i) of this Section 5.2(b) or the thirty (30) day period designated in clause (ii) of this Section 5.2(b); it being further acknowledged and agreed that any such termination, transfer, assignment or sale prior to the end of such ninety (90) day or thirty (30) day period designated in clauses (i) or (ii), respectively, of this Section 5.2(b) shall not trigger any obligation whatsoever to pay any fee or penalty to the Servicer, other than the Servicing Fees and Expenses and unreimbursed Servicing Advances that would be due to the Servicer in the ordinary course for such ninety (90) day or thirty (30) day period.

5.3   Transfer Upon Termination; Costs and Expenses.

In connection with any termination, transfer, assignment or sale with regard to some or all of the Assets, Mortgage Loans and/or related servicing rights, the Servicer hereby agrees to transfer the applicable Assets, Mortgage Loans and/or related servicing rights to the Owner or to a successor servicer designated by the Owner, and to cooperate in good faith to effect an orderly transfer, within any time period designated by the Owner.  Upon any termination, transfer, assignment or sale with regard to some or all of the Assets, Mortgage Loans and/or related servicing rights, the Servicer shall, within the time period designated by the Owner, prepare, execute and deliver to the successor entity designated by the Owner any and all Asset Documents and other instruments in its possession with respect to the related Assets, Mortgage Loans and/or related servicing rights, place in such successor’s possession all related Assets, Mortgage Loans and/or related servicing rights, and do or cause to be done all other acts or things necessary or appropriate to effect such termination, transfer, assignment or sale, including but not limited to the transfer of the Assets, Mortgage Loans and/or related servicing rights and the related Asset Documents and data (a) at the Servicer’s sole cost and expense if the termination is pursuant to Section 5.2(a) or 5.2(b)(iii), or (b) at the Owner’s sole cost and expense if the termination is for any other reason.  In addition, the Servicer does hereby constitute and appoint the Owner and any officer or agent of the Owner, with power of substitution, as its true and lawful attorney-in-fact with power and authority in the place and stead of the Servicer with respect to the Assets, Mortgage Loans and/or related servicing rights assigned, sold or transferred by the Owner, and in the name of the Servicer or in its own name, for the purpose of carrying out the terms of such assignment, sale or transfer, and to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of such sale or transfer.

5.4   Reimbursement.

In connection with any termination, transfer, assignment or sale with regard to some or all of the Assets, Mortgage Loans and/or related servicing rights, within seven (7) days of the servicing transfer date, the Owner shall reimburse the Servicer for all related unreimbursed Servicing

Advances made in accordance with this Agreement, unreimbursed expenses subject to recovery or reimbursement under this Agreement, and any related unpaid Servicing Fees and Expenses, net of the sum of any amounts owed to the Owner by the Servicer pursuant to this Agreement and any losses, damages, costs or expenses incurred by the Owner as a result of any failure of the Servicer to comply with its obligations under this Agreement (including but not limited to the Servicer’s obligations under Sections 5.2(b) and 5.3 above).

5.5   Accounting.

Within seven (7) days of termination, assignment, transfer or sale with regard to some or all of the Assets, Mortgage Loans and/or related servicing rights, the Servicer shall additionally account for and turn over to the Owner or the Owner’s designee all related funds collected hereunder, less the Servicing Fees and Expenses then due the Servicer, and deliver to the Owner, the Owner’s designee, as applicable, all records and Asset Documents relating to each Asset or Mortgage Loan then serviced and will advise the Borrowers that their Loans will henceforth be serviced by the applicable successor servicer in accordance with Applicable Requirements.

5.6   Survival.

The indemnification obligations and representations and warranties of the parties set forth in this Agreement in Section 8.1 and the obligations of the parties set forth in Sections 2.12, 3.5, 4.1, 4.2, 5.2, 5.3, 5.4, 5.5, 5.6, 10.8, 10.9, and 10.10 of this Agreement, shall survive the termination or assignment of this Agreement.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF THE OWNER

As of the date hereof and as of each Transfer Date, the Owner warrants and represents to the Servicer as follows:

6.1   Authorization, Enforceability and Execution.

The Owner has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement, and to perform its obligations hereunder. The Owner has duly authorized, executed, and delivered this Agreement.  This Agreement constitutes the legal, valid, and binding obligation of the Owner, enforceable against it in accordance with its terms, except to the extent bankruptcy, insolvency, reorganization, fraudulent conveyance, or similar laws affect the enforcement of creditors’ rights generally.  The signatory executing this Agreement on behalf of the Owner is duly authorized to execute and deliver such document.

6.2   No Conflict.

Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance with its terms and conditions, shall: (a) violate, conflict with, result in the breach of, or constitute a default under, be prohibited by, or require any additional approval under any of the terms, conditions or provisions of the Owner’s Articles of Incorporation or By-Laws, or of the Owner’s other formative documents, or of any mortgage, indenture, deed of trust, loan or credit agreement or instrument to which the Owner is now a party or by which it is bound, or of any order, judgment or decree of any court or governmental authority applicable to the Owner, (b) result in the violation of any law, rule, regulation, order, judgment or decree to which the Owner or its property is subject, or impair the ability of the Servicer to service the Assets or (c) result in the creation or imposition of any lien, charge or encumbrance of any material nature upon any of the properties or assets of the Owner.

6.3   No Consent.

No consent, approval, authorization or order of any court or governmental agency, instrumentality or body is required for the execution, delivery and performance by or compliance by the Owner with this Agreement or if required, such approval has been obtained prior to the date of execution hereof or related Transfer Date, as applicable.

ARTICLE VII
REPRESENTATIONS AND WARRANTIES OF THE SERVICER

As of the date hereof and as of each Transfer Date, the Servicer warrants and represents to the Owner as follows:

7.1   Authority.

The Servicer is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all material licenses and approvals necessary to carry on its business as now being conducted, including all licenses and approvals required by applicable regulatory agencies and governmental authorities, and is licensed, qualified and in good standing in each state where Assets, Collateral and Borrowers are located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer as contemplated in this Agreement, and in any event the Servicer is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the terms of this Agreement.

7.2   Authorization, Enforceability and Execution.

The Servicer has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement, and to perform its obligations hereunder. The Servicer has duly authorized, executed, and delivered this Agreement.  This Agreement constitutes the legal, valid, and binding obligation of the Servicer, enforceable against it in accordance with its terms, except to the extent bankruptcy, insolvency, reorganization, fraudulent conveyance, or similar laws affect the enforcement of creditors’ rights generally.  The signatory executing this Agreement on behalf of the Servicer is duly authorized to execute and deliver such document.

7.3   No Conflict.

Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance with its terms and conditions, shall: (a) violate, conflict with, result in the breach of, or constitute a default under, be prohibited by, or require any additional approval under any of the terms, conditions or provisions of the Servicer’s Certificate of Incorporation or Bylaws, or of the Servicer’s other formative documents, or of any mortgage, indenture, deed of trust, loan or credit agreement or instrument to which the Servicer is now a party or by which it is bound, or of any order, judgment or decree of any court or governmental authority applicable to the Servicer, (b) result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject, or impair the ability of the Servicer to service the Assets or (c) result in the creation or imposition of any lien, charge or encumbrance of any material nature upon any of the properties or assets of the Servicer.

7.4   No Consent.

No consent, approval, authorization or order of any court or governmental agency, instrumentality or body is required for the execution, delivery and performance by or compliance by the Servicer with this Agreement or if required, such approval has been obtained prior to the date of execution hereof or related Transfer Date, as applicable.

7.5   No Litigation.

There is no litigation, proceeding, claim, demand or governmental investigation pending or, to the knowledge of the Servicer, threatened, nor is there any order, injunction or decree outstanding against or relating to the Servicer, which, if decided against the Servicer, could have a material adverse effect upon any of the Assets, result in any material liability to the Servicer or materially impair the ability of the Servicer to perform its obligations hereunder.  The Servicer is not in default in any material respect with respect to any order of any court, governmental authority or arbitration board or tribunal to which the Servicer is a party or is subject, and the Servicer is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject, which such default or violation might materially and adversely affect any of the Assets or result in material cost or liability to the Owner.

ARTICLE VIII
INDEMNIFICATION AND LIABILITY

8.1   Standard of Liability; Indemnification.

The Servicer shall not be liable to the Owner or its officers, employees, agents and directors for any actions or omissions to act in connection with the servicing of the Assets pursuant to this Agreement or for errors in judgment, except for actions or omissions to act of the Servicer or its officers, employees agents or directors which involve negligence or bad faith, or failure to perform any of the Servicer’s covenants, agreements, warranties or representations contained in this Agreement.

The Servicer agrees to indemnify, defend, and hold harmless, the Owner, its officers, employees, agents and directors from any liability, claim, loss, demand, action, damage, assessment, deficiencies, taxes, costs and expenses, including reasonable attorneys’ fees (“Damages”), directly or indirectly resulting from or arising out of the Servicer’s negligence or bad faith, or failure to perform any of Servicer’s covenants, agreements, warranties or representations contained in this Agreement.

The Owner agrees to indemnify, defend, and hold harmless, the Servicer, its officers, employees, agents and directors from any liability, claim, loss, demand, action, damage, assessment, deficiencies, taxes, costs and expenses, including reasonable attorneys’ fees (“Damages”), directly or indirectly resulting from or arising out of any Owner direction required of Servicer under Section 2.1(e) hereof, or a breach of Owner’s covenants, agreements, warranties or representations contained in this Agreement, except to the extent such liability in any case results from or arises out of the negligence, bad faith or willful misconduct of the Servicer or any subcontractor or any of their respective affiliates.

The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Assets in accordance with this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Servicer may, with the consent (not to be unreasonably withheld) of the Owner, undertake any such action which it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto.  In such event, or if the Servicer deems it necessary to defend any such action, the Servicer shall be entitled to reimbursement for its reasonable legal expenses and costs of such action.

8.2       Procedure for Indemnification.

Promptly upon receipt of notice of any claim, demand or assessment or the commencement of any suit, demand, action or proceeding in respect of which indemnity may be sought pursuant to the terms of this Agreement, the party seeking indemnification (the “Indemnitee”) will use its best efforts to notify the other party (the “Indemnitor”) in writing thereof in sufficient time for the Indemnitor to respond to such claim or answer or otherwise plead in such action.  Except to the extent that the Indemnitor is prejudiced thereby, the omission of the Indemnitee to promptly notify the Indemnitor of any such claim or action shall not relieve the Indemnitor from any liability which it may have to the Indemnitee in connection therewith.  If any claim, demand or assessment shall be asserted or suit, action or proceeding commenced against the Indemnitee, the Indemnitor will be entitled to participate therein, and to the extent it may wish to assume the defense, conduct or settlement thereof, with counsel reasonably satisfactory to the Indemnitee.  After notice from the Indemnitor to the Indemnitee of its election to assume the defense, conduct, or settlement thereof, the Indemnitor will not be liable to the Indemnitee for any legal or other expenses consequently incurred by the Indemnitee in connection with the defense, conduct or settlement thereof.  The Indemnitee will cooperate with the Indemnitor in connection with any such claim and make its personnel, books and records relevant to the claim available to the Indemnitor.  In the event the Indemnitor does not wish to assume the defense, conduct or settlement of any claim, demand or assessment, the Indemnitee will not settle such claim, demand or assessment without the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld. No Indemnitor shall, without the specific written consent of the Indemnitee, enter into a settlement, compromise a claim, or  consent to the entry of any judgment with respect to, any pending or threatened action or claim in connection with which indemnification may be sought hereunder (whether or not the Indemnitee is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (a) includes an unconditional release of the Indemnitee from all liability arising out of such action or claim and (b) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnitee.

ARTICLE IX
ANNUAL REPORTING

9.1   Servicer Compliance Statement.

On or before March 31 of each calendar year, commencing in 2011, the Servicer shall deliver to the Owner one or more statements of compliance addressed to the Owner and signed by an authorized officer of the Servicer, to the effect that (i) a review of the Servicer’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

9.2   Report on Assessment of Compliance and Attestation.

On or before March 31 of each calendar year, commencing in 2011, the Servicer shall, to the extent applicable to the servicing of Assets serviced pursuant to this Agreement by Servicer during the preceding calendar year, deliver to the Owner a Uniform Single Attestation Program assertion with related  report from an  independent registered public accounting firm.

ARTICLE X
MISCELLANEOUS

10.1   Independence of Parties.

The Servicer shall have the status of, and act as, an independent contractor.  Nothing herein contained shall be construed to create a partnership or joint venture between the Owner and the Servicer.

10.2   Changes in Practices.

The parties hereto acknowledge that the standard practices and procedures of the servicing industry change or may change over a period of time.  To accommodate these changes, the Servicer may from time to time notify the Owner of such material changes in practices and procedures.

10.3   Assignment of Servicing.

This Agreement may not be assigned by the Servicer without the prior written consent of the Owner.  This Section does not prohibit the Servicer from engaging vendors to assist the Servicer in performance of specific functions related to its obligations under this Agreement or to perform component services required for the servicing; provided that engaging vendors to perform a substantial portion of the primary day-to-day servicing obligations of Servicer under this Agreement will be deemed an assignment of this Agreement.

10.4   Prior Agreements.

If any provision of this Agreement is inconsistent with any prior agreements between the parties, oral or written, the terms of this Agreement shall prevail, and after the effective date of this Agreement, the relationship and agreements between the Owner and the Servicer shall be governed in accordance with the terms of this Agreement.

10.5   Entire Agreement.

This Agreement contains the entire agreement between the parties hereto and cannot be modified in any respect except by an amendment in writing signed by both parties.

10.6   Invalidity.

The invalidity of any portion of this Agreement shall in no way affect the remaining portions hereof.

10.7   Effect.

Except as otherwise stated herein, this Agreement shall remain in effect until the Termination Date, unless sooner terminated pursuant to the terms hereof.  The provisions listed in Section 5.6 of this Agreement shall survive the termination of this Agreement or the assignment of this Agreement by Servicer.

10.8   Damage Limitation.

IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND INCLUDING, BUT NOT LIMITED TO LOST PROFITS, LOSS OF GOODWILL OR BUSINESS INTERRUPTION, ARISING OUT OF THIS AGREEMENT.

10.9   Applicable Law.

THIS AGREEMENT SHALL BE CONSTRUED AND GOVERNED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO.  VENUE FOR ANY LITIGATION ARISING UNDER THIS AGREEMENT OR ITS SUBSEQUENT PERFORMANCE SHALL BE FRANKLIN COUNTY, OHIO. ANY LITIGATION BETWEEN THE PARTIES ARISING FROM THIS AGREEMENT SHALL ONLY BE BROUGHT IN FRANKLIN COUNTY, OHIO AND THE PARTIES HEREBY AGREE TO SUCH JURISDICTION IN FRANKLIN COUNTY, OHIO. ANY ISSUE REGARDING ENFORCEABILITY OF THE ASSET DOCUMENTS OR DOCUMENTS RELATING TO ACQUIRED COLLATERAL SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS SPECIFIED THEREIN, OR APPLICABLE UNDER APPLICABLE LAW.

10.10   Notices.

All notices, requests, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given upon receipt or upon three (3) Business Days after the delivery or mailing thereof, as the case may be, sent by certified mail, return receipt requested, or by nationally recognized overnight carrier, to the attention of the person named at the address set forth on the signature page hereof.

10.11            Waivers.

The Owner and the Servicer may:

(a)   Waive compliance with any of the terms, conditions or covenants required to be complied with by the other hereunder; and

(b)   Waive or modify performance of any of the obligations of the other hereunder.

The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach.

10.12            Binding Effect.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

10.13            Headings.

Headings of the Articles and Sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

10.14            Schedules and Exhibits.

The exhibits and schedules to this Agreement are hereby incorporated and made a part hereof and are integral parts of this Agreement.

10.15            Counterparts.

This Agreement may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or other electronically imaged form, or by facsimile transmission, shall be effective as delivery of a manually executed original counterpart of this Agreement.

10.16 Confidentiality

(a)   Nondisclosure and Use of Confidential Information.  In the course of performance under this Agreement, Owner and Servicer (each a “Disclosing Party”) may find it necessary or expedient to share Confidential Information with the other party (each a “Receiving Party”).  Any Confidential Information provided by Disclosing Party (i) will be kept confidential by Receiving Party and (ii) will not be used by Receiving Party other than in connection with the performance of its duties under this Agreement.  Receiving Party shall not reverse-engineer, decompile, or disassemble any software disclosed to it and shall not remove, overprint or deface any notice of copyright, trademark, logo, legend or other notices of ownership from any originals or copies of Confidential Information.  Receiving Party will use not less than the same standard of care and discretion to avoid disclosure, publication or dissemination of Confidential Information provided by Disclosing Party as it uses with its own similar information that it does not wish to disclose, publish or disseminate, but in no event shall such standard be less than reasonable care.  Receiving Party may disclose the Confidential Information provided by Disclosing Party to representatives of Receiving Party as follows:  (i) Receiving Party’s employees and officers, and employees and officers of Receiving Party’s affiliated companies, who have a need to know the Confidential Information provided by Disclosing Party in connection with the performance of the Receiving

Party’s duties under this Agreement, (ii) Receiving Party’s attorneys, vendors, consultants, accountants and auditors, and (iii) any other third party with the prior written consent of Disclosing Party. Except as required or permitted by Applicable Requirements, Receiving Party will not disclose Confidential Information to any other person.  Receiving Party will (i) inform each of its representatives receiving Confidential Information provided by Disclosing Party of the confidential nature of such Confidential Information and of this Agreement, (ii) direct Receiving Party representatives to treat the Confidential Information provided by Disclosing Party confidentially and not to use it other than in connection with the performance of the duties of the Receiving Party or the performance of the services provided by such representatives, and (iii) be responsible for any improper use of the Confidential Information by Receiving Party or Receiving Party representatives (including, without limitation, representatives who, subsequent to the first date of disclosure of Confidential Information hereunder, become former representatives), including the obligation of advising the Disclosing Party of any improper access or use of the Confidential Information.

(b)   Notice Preceding Compelled Disclosure.  To the extent reasonably possible, if Receiving Party or any of its representatives are ordered or requested to disclose any Confidential Information provided by Disclosing Party pursuant to court or administrative order, subpoena, summons, or other legal process, Receiving Party will promptly notify Disclosing Party (unless prohibited from doing so by law, rule, regulation or court order) in order that Disclosing Party may have the opportunity to seek a protective order or take other appropriate action.  Receiving Party will also reasonably cooperate in Disclosing Party’s efforts, at Disclosing Party’s expense, to obtain a protective order or other reasonable assurance that confidential treatment will be accorded the Confidential Information provided by Disclosing Party.  If, in the absence of a protective order, Receiving Party or any of its representatives are, in the opinion of its counsel, compelled pursuant to Applicable Requirements or by any regulator to disclose the Confidential Information provided by Disclosing Party, Receiving Party may disclose to the party compelling disclosure only the part of such Confidential Information as is required to be disclosed (in which case, to the extent reasonably possible, prior to such disclosure, Receiving Party will use commercially reasonable efforts to advise Disclosing Party as to such disclosure and the nature and wording of such disclosure) and Receiving Party will use commercially reasonable efforts to obtain confidential treatment therefor.

(c)   Treatment of Confidential Information.  Reasonably promptly following termination of this Agreement by either party, Receiving Party will return to Disclosing Party all tangible evidence of the Confidential Information provided by Disclosing Party.  Such destruction (or return) will be confirmed by Receiving Party in writing to Disclosing Party within five (5) business days after the destruction or return.  The requirement to return or destroy information shall not apply to (i) Confidential Information disclosed to any regulatory agency having jurisdiction over the Receiving Party, (ii) Confidential Information contained in the minutes of meetings of the Receiving Party’s board of directors, (iii) Confidential Information that is the subject of any pending or immediately threatened legal proceeding or governmental investigation until such proceeding or investigation is no longer immediately threatened or, if initiated or pending, until the proceeding is finally settled or a final judgment with respect thereto has been rendered or the investigation is completed or no longer directed at the Receiving Party, or (iv) Confidential Information to the extent the Receiving Party is obligated to maintain records thereof pursuant to Applicable Requirements or Receiving Party’s internal record keeping policies.

(d)   Exceptions.  (i)  The obligations of confidentiality in this Section 10.16 shall not apply to such portions of the Confidential Information provided by Disclosing Party (A) lawfully in the public domain, (B) which are a matter of public record or contained in filings with governmental or regulatory bodies or agencies and not designated as confidential, (C) received from a person not a party to this Agreement and the Receiving Party does not know, nor should the Receiving Party reasonably have known, that such person does not have the right to disclose such Confidential Information without violating an obligation of confidentiality or infringing any patent, trademark, copyright, trade secret or similar right, or (D) lawfully known or developed by Receiving Party.  Additionally, nothing in this Agreement shall prevent disclosure of Confidential Information (1) to Receiving Party’s attorneys, vendors, consultants, accountants and auditors on a need to know basis or (2) pursuant to (x) any summons, order, subpoena or other legal process (subject to Section 10.16(b) above), (y) supervision or examination of Receiving Party by a government agency or instrumentality or its representatives, or (z) any bona fide due diligence subject to appropriate confidentiality obligations similar to those contained in this Agreement.  Furthermore, Disclosing Party acknowledges that Receiving Party may currently or in the future be developing information internally or receiving information from other Persons that is similar to the Confidential Information, and nothing in this Agreement shall  be construed as a representation or agreement that Receiving Party will not develop or have developed for it products, concepts, systems or techniques that are similar to or compete with the products, concepts, systems or techniques contemplated by or embodied in the Information, provided, that Receiving Party does not violate any of its obligations under this Agreement in connection with such development.

(e)   No License.  Neither this Agreement nor any disclosure of Confidential Information grants Receiving Party any license under any patents, trademark, service mark or copyrights.

(f)   General Provisions.  No failure or delay in exercising any right under this Section 10.16 will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right.  It is agreed that money damages would not be a sufficient remedy for any violation of the terms of this Section 10.16 and, accordingly, Disclosing Party shall be entitled to seek specific performance and injunctive relief as remedies for any such violation, in addition to all other remedies available at law or equity.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, each party has caused this Agreement to be signed in its corporate name on its behalf by its proper officials duly authorized as of the day, month and year first above written.

Servicer:

FRANKLIN CREDIT MANAGEMENT CORPORATION

By: /s/Jimmy Yan
Name: Jimmy Yan
Title: Executive Vice-President
      Managing Director of Servicing and Recovery

Address: 101 Hudson Street
      Jersey City, NJ 07302

Owner:

FRANKLIN MORTGAGE ASSET TRUST 2009-A

By: The Huntington National Bank,
not in its individual capacity, but solely as Certificate Trustee

By: /s/ James E. Schultz
Name: James E. Schultz
Title: Vice President
Address: 7 Easton Oval
Columbus OH 43219

SERVICING FEE SCHEDULE

With regard to Subordinate Lien Loans and “HOPE” Loans, which are designated as such on the CD constituting the Mortgage Loan Schedule for such Loans:

Performing Mortgage Loans (0-29 days past due)	*** per loan per month plus an amount equal to *** of all principal and interest collected by the Servicer with regard to such loan.

Delinquent Mortgage Loans (30-119 days past due)	An amount equal to *** of all principal and interest collected by the Servicer with regard to such loan.

Delinquent Mortgage Loans (120 + days past due)
An amount equal to *** of all principal and interest collected by the Servicer with regard to such loan, which fee once triggered for a loan shall remain in force and effect until the Termination Date notwithstanding any subsequent reduction in the delinquency of the loan.

Loans in Bankruptcy
The amount described above in this Servicing Fee Schedule based on the payment status of the loan (i.e., 0-29, 30-119, or 120 and above) plus *** per loan in bankruptcy per month; provided that such *** fee per loan in bankruptcy per month shall only be due during the 90-day period following the date on which the loan goes into bankruptcy.

SERVICING FEE SCHEDULE

With regard to First Lien Loans and REO Properties, which are designated as such on the CD constituting the Mortgage Loan Schedule for such Loans and REO Properties:

Monthly Servicing Fee per Loan per month
Performing Mortgage Loans (0-29 days past due)	***
Delinquent Mortgage Loans (30-59 days past due)	***
Delinquent Mortgage Loans (60+ days past due)	***
Foreclosure	***
Bankruptcy	***
REO	In the 1st 12 months - *** for the first 3 months (from listing) & *** after month 3 after month 12 - *** for the first 3 months (from listing) & *** after month

Default Fees:
Resolution Fees (loan must become contractually current)
Reinstatements (>= 91 days past due)	*** of Unpaid Principal Balance ( minimum fee ***, maximum fee ***)

Modification
*** of Unpaid Principal Balance prior to Modification Minimum Fee, ***, Maximum Fee, ***, collected by servicer, only after there are *** consecutive payments made by borrower.  **Applicable after successful completion of *** month special forbearance trial payment period.

Paid in Full (including a refinance, third-party sale or Homeowner Relief Program)	*** of Unpaid Principal Balance, first 12 months from the Effective Date (minimum fee ***, maximum fee ***); thereafter, *** of Unpaid Principal Balance (minimum fee ***, maximum fee ***)

Disposition Fees (Property Liquidations)

Short Sales/Settlements
(including a refinance, third-party sale
or Homeowner Relief Program)	*** of Unpaid Principal Balance, first 12 months from the Effective Date (minimum fee ***, maximum fee ***); thereafter, *** of Unpaid Principal Balance (minimum fee ***, maximum fee ***)

Deed in Lieu	*** of Unpaid Principal Balance (minimum fee ***, maximum fee ***)

REO Disposition Fee
*** of gross proceeds, first 12 months from the Effective Date; thereafter, *** of gross proceeds, *** Minimum per asset.  Notwithstanding the foregoing, if Servicer sells 50% or more of the REO Properties that exist on the Effective Date and that arise during the 180 day period thereafter (calculated by the number of units rather than by the value thereof) within the first 180 days following the Effective Date, then the REO Disposition Fees shall instead be *** of gross proceeds, first 180 days from the Effective Date; thereafter, *** of gross proceeds, *** Minimum per asset.

Tax Certification Fee	at cost
Tax Contract Fees No existing contract	at cost

Contract transfer
First American / Fidelity contract	at cost
Non transferable contract	at cost

Flood Contract Fees
No existing contract Contract transfer	at cost
First American / Fidelity contract	at cost
Non transferable contract	at cost

Ancillary Cash Flows                        The table below indicates ownership of certain cash flows.

       Cash Flow                                                                Owner
Late Charges	Retained by 100% by Servicer
Principal and Interest Float	Retained by servicer
Escrow Float	Retained by servicer
Servicing Activity Fees	Retained by servicer (e.g. payoff statements, fax fees)
Borrower Prepayment Fees	Retained by Purchaser

Remittance and Billing

Recording Fees per Loan

Assignment of Mortgage Power of Attorney MERS	prepared by third-party vendor at cost At cost as dictated by county at cost If no corporate signing authority is provided at cost

MORTGAGE LOAN SCHEDULE
First Lien Loans and REO Properties

Information related to the First Lien Loans and REO Properties is contained on a separate CD.

MORTGAGE LOAN SCHEDULE
Subordinate Lien Loans and “HOPE” Loans

Information related to the Subordinate Lien Loans and “HOPE” Loans is contained on a separate CD.

EXHIBIT A
REPORTS

Daily Collections Report (as provided as of the date of this Agreement), in substantially the form of Exhibit IV-A.

Monthly Servicing Update Report (as provided as of the date of this Agreement), in substantially the form of Exhibit IV-B (provided by 2nd Business Day of the following month).

Monthly Modification Performance/Vintage Report (as provided as of the date of this Agreement), in substantially the form of Exhibit IV-C (provided by 2nd Business Day of the following month).

Monthly REO Inventory and Sales Report (as provided as of the date of this Agreement), in substantially the form of Exhibit IV-D (provided by 2nd Business Day of the following month).

Monthly Third Party Expense Report (provided by 2nd Business Day of the following month).

Monthly Financial Statements, to include internally prepared balance sheet and profit and loss statement (provided by 15th Business Day of the following month).

Monthly Repurchase Status Update (provided by 2nd Business Day of the following month).

Annual Revenue and Expense Budget (provided as request).

Quarterly Report and Forecast (due within 30 days after the quarter end), with a budget-to actual for the quarter ended and an updated Forecast.

Data, in form and substance, supporting and facilitating the Owner in accounting, reporting and regulatory purposes. (provided by 2nd Business Day of the following month).

Upon request, at least one work station with read-only access to the Servicer’s ILS system (or such other data system as may be utilized by the Servicer from time to time in connection with its performance of its servicing obligations under the Servicing Agreement) for accounting, audit and other general purposes.

A monthly reconciliation report of all cash collections by the Servicer (provided by the 5th Business Day of the following month).

Upon request, copies of reconciliation prepared by the Servicer.

Such other reports as the Administrator shall reasonably request.

EXHIBIT B
WORK RULES

The following work rules will be used by FCMC when dealing with either first or second liens.

1st Lien

All Current Loans – the following sequence will be used when dealing with current borrowers:

1.)           Settlement

•	FCMC is allowed to accept a settlement of *** of Principal Balance. Approval to accept less than *** requires HBAN approval. (Additional work rules from HBAN will be supplied)

2.)           Offer Borrower Homeowner Relief Program

•	The program is based on the borrowers Hardship and their inability or desire to continue to pay on their mortgage.
•	The borrower is agreeing to sell their home and receive a *** cash bonus at closing from the net proceeds.
•	Work rules are attached to document

3.)	Permanent Relief – based on borrower’s inability to make payments at the current payment amount and/or rate of interest

•	FCMC will use the HBAN Work Rules that are attached to this document.
•	The hardship must be permanent (i.e. reduction of income, medical, etc)
•	Offer new *** year term, lower interest rate

4.)
Temporary Relief - based on the borrowers inability to make payments on a temporary basis (car expense, temporary unemployment) at the current payment amount or rate of interest. The temporary relief can only be up to ***.

•	Hardship must be over

Sub Performing ***

All Sub-Performing Loans- the following sequence will be used when dealing with current borrowers:

1.)           Settlement

2

•
Settlement is based on fair market value (FMV) and UPB. FCMC is allowed to accept settlement *** of fair market value (FMV) but no less than *** of Principal Balance. Approval to accept less than above requires HBAN approval. (Additional work rules from HBAN will be supplied)

2.)           Offer Borrower Homeowner Relief Program

•	The program is based on the borrowers Hardship and their inability or desire to continue to pay on their mortgage.
•	The borrower is agreeing to sell their home and receive a *** or ***cash bonus (which ever is greater) at closing from the net proceeds.
•	Work rules are attached to document

3.)	Permanent Relief – based on borrower’s inability to make payments at the current payment amount and/or rate of interest

•	FCMC will use the HBAN Work Rules that are attached to this document.
•	The hardship must be permanent (i.e. reduction of income, medical, etc)
•	Offer new *** year term, lower interest rate
•	If borrower does not qualify for minimum *** interest rate, approval to go to *** interest rate.

4.)
Temporary Relief - based on the borrowers inability to make payments on a temporary basis (car expense, temporary unemployment) at the current payment amount or rate of interest. The temporary relief can only be up to ***.

•	Hardship must be over

•	FCMC will use current work rules that are already in place for Deferments and rate reductions at FCMC

5.)           Deed in Lieu

•	HBAN approval required for all Deeds in Lieu

•	Hardship letter is required by borrower when submitting request to HBAN

6.)           Initiating Foreclose action

•	Initiate foreclosure at *** days delinquent.
•	If net proceeds are less than *** HBAN approval is required

3

Non Performing ***

All Non-Performing Loans- the following sequence will be used when dealing with current borrowers:

1.)           Settlement

•	Settlement is based on fair market value (FMV). FCMC is allowed to accept settlement of *** of unpaid principal balance. Approval to accept less than above requires HBAN approval.

2.)           Offer Borrower Homeowner Relief Program

•	The program is based on the borrowers Hardship and their inability or desire to continue to pay on their mortgage.
•	The borrower is agreeing to sell their home and receive a *** cash bonus at closing from the net proceeds.
•	Work rules are attached to document

 3.)           Deed in Lieu

•	HBAN approval required for all Deeds in Lieu

•	Hardship letter is required by borrower when submitting request to HBAN

4.)	Permanent Relief – based on borrower’s inability to make payments at the current payment amount and/or rate of interest

•	FCMC will use the HBAN Work Rules that are attached to this document.
•	The hardship must be permanent (i.e. reduction of income, medical, etc)
•	Offer new *** year term, lower interest rate
•	If borrower does not qualify for minimum *** interest rate, approval to go to *** interest rate.
•	HBAN to approval all requests for Permanent Relief offers

5.)	Foreclosure Sale

•	If borrower is unwilling and/or unable to agree to any of the above workouts proceed with foreclosure sale

4

 2nd Liens

Current Loans

All Current Loans- the following sequence will be used when dealing with current borrowers:

1.)           Settlement

•	FCMC is allowed to accept settlement *** of Principal Balance. Approval to accept less than *** requires HBAN approval.

2.)
Temporary Relief - based on the borrowers inability to make payments on a temporary basis (car expense, temporary unemployment) at the current payment amount or rate of interest. The temporary relief can only be up to ***.

•	Hardship must be over

3.)	Permanent Relief – based on borrower’s inability to make payments at the current payment amount and/or rate of interest

•	The hardship must be permanent (i.e. reduction of income, medical, etc)

•	Offer new *** year term and/or lower interest rate

•	Must be current with 1st Mortgage

•	Income vs. Expenses at or Less than ***

Sub Performing ***

All Sub-Performing Loans- the following sequence will be used when dealing with current borrowers:

1.)           Settlement

•	FCMC is allowed to accept settlement of *** of Principal Balance. Approval to Accept less than *** requires HBAN approval. HBAN is willing to look at all offers

2.)	Permanent Relief – based on borrower’s inability to make payments at the current payment amount and/or rate of interest

•	The hardship must be permanent (i.e. reduction of income, medical, etc)

5

•	Offer new *** year term and/or lower interest rate

•	Must be current with 1st Mortgage

•	Income vs. Expenses at or Less than ***

•	Current on 1st Mortgage

3.)
Temporary Relief - based on the borrowers inability to make payments on a temporary basis (car expense, temporary unemployment) at the current payment amount or rate of interest. The temporary relief can only be up to ***.

•	Hardship must be over

Nonperforming *** (Recovery)

All Non-Performing Loans- the following sequence will be used when dealing with current borrowers:

1.)           Settlement

•	HBAN to approve all settlement offers. Offers should begin at *** of UPB.

2.)	Repayment Plans

•	Documented agreement with minimum monthly payment of ***.

Short Sale Requirements

1st Liens

•	FCMC - Approval to accept *** of current value
•	Deficiency balance may still be pursued
•	HBAN to review all settlement offers lower than ***
•	BPO to be less then *** months old

REO

1.)           Property Listing Work Rules

6

•	List property at *** of FMV

•	FCMC to Accept offer at *** of List

•	Every *** Days FCMC required to reduce List price to *** of previous list price;

•	FCMC has authority to accept *** of list after initial *** days on market

•	At *** Days on market FCMC to reduce List to *** of previous list price

•	FCMC has authority to accept *** of current list price

•	At *** Days on market FCMC to Reduce List to *** of previous list price

•	FCMC has authority to accept *** of list

•	At *** Days on market FCMC to Reduce List to *** of previous list price

•	FCMC has authority to accept *** of list

•	At *** Days on market FCMC to Reduce List to *** of previous list price

•	FCMC has authority to accept *** of list

•	At *** Days on market review Broker performance and replace if necessary, and continue to reduce at *** intervals.

2.)           Appraisals

At the request of HBAN, FCMC shall obtain a full appraisal of each REO Property that has a reasonably anticipated value of at least ***.

BPO Work Rules

1st Liens

•	*** Days Past Due – AVM required

•	*** Days Past Due – BPO required

•	TBD for Time Frame of Next BPO to be Ordered

•	*** Days Prior to Foreclosure Sale – BPO required

7

2nd Liens

•	Case by Case basis

REO

•	Order Interior BPO

Payment of Taxes - Notified of Delinquent Taxes on Non-Escrow accounts

•	If property value is less than ***, do not pay taxes.

•	FCMC is required to notify HBAN of accounts where taxes were not paid due to value less than ***.

Insurance

•	FCMC is required to follow work rules as outlined in Servicing Contract
•	Annualized insurance certificates will be utilized and refunds will be sent to the borrower when proper proof of insurance is furnished to FCMC.

Judgment

•	FCMC is required to obtain approval to initiate Judgment Action on all loans in the Recovery Department

•	UPB to be *** or greater

•	FCMC will develop approval form to be used to obtain approval by HBAN for Judgment processing

Face to Face Interviews work rules

The goal of Face to Face is to offer a customer permanent solutions to current situations. HBAN and FCMC need to identify how Face to Face contact will be utilized to maximize the effectiveness.

1st Liens

8

•	Account must be *** days or more delinquent and less than *** days delinquent

•	FCMC has not received a payment within *** days and has not had any contact with the borrower within the last *** days

•	Exclude Loans in Foreclosure, Bankruptcy and REO

•	Interview will be conducted at the mailing address.

•	Maximum of *** Per Year

2nd Liens

•	Case by case with approval from HBAN

•	Principal Balance must be greater than *** and *** days or more delinquent

•	Interview will be conducted at the mailing address.

•	Maximum of *** Per Year

Assignment of Rents

•	HBAN Does not want to pursue assignment of rents for this portfolio

Delinquency Letters Work Rules

•	FCMC to send *** Day, *** day delinquency letters
•	FCMC to send Monthly Billing Statements

Property Inspections Work Rules

1st Liens

•	Per Servicing Contract, all accounts that are *** days past due require a property inspection.

•	Continue inspections monthly until account is less than *** days past due

•	Stop inspections once foreclosure sale is held.

•	Auto Secure if Vacant

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•	Grass Cuts Every *** Weeks

•	Repairs are Permitted on damaged properties up to ***

•	Winterize property if required

2nd Liens

•	No inspection.

Reporting

•	Monthly Data file required only.

HBN Permanent Relief Policies for Real Estate Secured Loans

The process of loss mitigation begins with the identification of an account that may default within the near future.  Identification can originate with the borrower, a collector, or the HNB internal behavior score model.  Once an account has been identified, it is transferred into the appropriate loss mitigation queue based on the system where the loan/line is currently being serviced.  Appendix A contains the current queues within each system and the general flow of accounts as they move through the loss mitigation process.

The loss mitigation staff can review an account after the following pieces of information are obtained from the borrower, existing collection notes, or the imaging system.  Below is a list of the critical items.

1.	Borrower current income and expense worksheet on ILS
•	Data gathered via phone interview by collector or from Loss Mitigation Package received through the mail and input into Default Management System
•	Require the customer to write a hardship letter explaining why they are having problems and requesting assistance.
•	Collector moves account to appropriate queue for review

Once all necessary data has been collected and the account has been routed to the appropriate review queue the loss mitigation team can begin the process of identifying a potential solution and alternative to the typical foreclosure/reo process.   The ultimate goal of loss mitigation is to minimize the loss associated with an account using the loss mitigation tools identified below.  The loss mitigation specialist should choose the solution that will provide a permanent solution to the problem, rather than a temporary solution.  The list of techniques below has been ordered to reflect the preferred solution to follow when considering loss mitigation alternatives.

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Loan Modification
All loan modifications must meet the following general criteria to be approved.

1.	Total income must exceed total expenses (expenses reflective of solution proposed)
2.	Income must be verified though a pay stub, tax return, or other documentation
3.	Proof of homeowners insurance on subject property must be provided
4.
Real Estate payment guidelines for Rewrites: (including Insurance and taxes) represent the minimum threshold as defined below.  The amount may be reduced based upon documentation of medical expenses, child care expenses, transportation expenses or other hardship issues facing the customer.

a.	If the customer’s monthly income is less than ***, use ***.
b.	If the customer’s monthly income is between ***-***, use ***.
c.	If the customer’s monthly income is between ***-***, use ***
d.	If the customer’s monthly income is greater than *** use ***.
e.	If borrower does not qualify for a *** interest rate then reduce floor rate to *** if qualified.

5.	The situation which has caused the issue must not be a short term issue. Extensions or the re-age program would be the appropriate way to bring the account current
6.
If the customer appears to have the income (ability to pay) to support the current structure of the note, then HNB cannot rewrite the note.  Extensions or the re-age program would be the appropriate way to bring the account current.

The following list of loan modification options shows the preferred order of solutions as well as other items to consider during evaluation.

1.	Extend the term of the loan to a *** yr amortization with the same terms as the original note.
a.	On second mortgages, First must be current with other notes secured and/or have a forbearance or other agreements that will bring the account current
b.	Minimum payment requirements (outlined in #4) are not used, but the customer must show that they can afford the new payments.

2.	Modify the HNB loan only into a *** yr term at a lower rate.
a.	Rate should be the highest rate a customer can afford based on the following hierarchy:
i.	Use of calculation outlined in #4.
b.	Calculate a payment and solve for the interest rate, which must be greater than ***

Home Owner Relief Program

The purpose of this program is to assist borrowers who are unable to sell their home due to a reduction in value and/or unable to refinance their existing debt due to

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financial issues or home value reduction. Franklin Credit will work directly with each borrower to assist them with liquidating their home and compensating them for their assistance in this program.

Program Structure

•	Borrower list property at agreed upon listing price with a designated FCMC Realtor
•	Property is listed at a value that should incent a prospective buyer to purchase the home within *** days of listing
•	If property is sold within *** days from listing the borrower with be eligible for a incentive of *** of the net purchase price (after all closing cost, commissions and related expenses are paid)

Borrower requirements

•	Borrower must have a First Mortgage with FCMC
•	Must be living in the home
•	Must continue to pay us a set monthly payment until home is sold
•	Must be available to show home at acceptable times during each day
•	Borrower has to move out of home prior to the closing day
•	The house must be broom clean at closing
•	Must maintain property condition through closing

Process Flow

•	Contact all First Mortgage borrowers who are currently *** days or more delinquent
•	Explain Home Relief program to borrower
•	If unable to contact borrower conduct a Face to Face interview to explain Home Relief program
•	Borrower agrees to be eligible for the program
•	Obtain current value of home (no less then *** days old)
•	Obtain update title report
•	Run Valuation model to determine list price
•	Borrower signs agreement
•	Engage Listing Broker
•	All offers to be sent to FCMC for Approval
•	Execute Sales Agreement
•	Conduct a property condition report
•	Close on Home
•	Pay borrower their Home Relief incentive

Marketing Requirements

•	List property at *** of FMV

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•	FCMC to accept offer at *** of list

•	Every *** days FCMC required to reduce list price to *** of previous list price;

•	FCMC has authority to accept *** of list after initial *** days on market

•	At *** days on market FCMC to reduce list to *** of previous list price

•	FCMC has authority to accept *** of current list price

•	At *** days on market FCMC to reduce list to *** of previous list price

•	FCMC has authority to accept *** of list

•	At *** days on market FCMC to reduce list to *** of previous list price

•	FCMC has authority to accept *** of list

•	At *** days on market FCMC to reduce list to *** of previous list price

•	FCMC has authority to accept *** of list

•	At *** days on market review broker performance and replace if necessary, and continue to reduce at *** intervals.

•	Provide *** or ***. (whichever is greater) of net proceeds incentive to borrower

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